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                                                                     EXHIBIT 2.7

                         MASTER ASSET PURCHASE AGREEMENT

         This Master Asset Purchase Agreement ("Agreement") is entered into as of August ________ 22, 1998, by and among Eye Care Centers of America, Inc., a Texas corporation ("Purchaser"), Mark E. Lynn, O.D. ("Lynn"), Dr. Mark Lynn & Associates, PLLC, a Kentucky professional limited liability company wholly-owned by Lynn ("Doctor"), the Companies (as defined on EXHIBIT B hereto) and the Owners (as defined on EXHIBIT B hereto) who are signatories to this Agreement;

                              W I T N E S S E T H:

         WHEREAS, the Companies are engaged in the business of providing optometric and ophthalmologic services, selling optical goods and providing other related services in Kentucky, Tennessee, Indiana and Missouri (the "Business");

         WHEREAS, the Companies desire to sell and Purchaser, or its Designee, desires to purchase substantially all of the assets, properties, and rights of each of the Companies, except for the goodwill, and patient records and certain other assets of DBVW, DV, ECA, ESC and VLK;

         WHEREAS, the Companies desire to sell and Doctor desires to purchase the goodwill patient records and certain other asset of DBVW, DV, ECA, ESC and VLK ; and

         WHEREAS, simultaneously with, and as a condition to, the consummation of the Subject Transactions, (i) Doctor will enter into a Retail Business Management Agreement with Visionary Retail Management, Inc., a Delaware corporation and subsidiary of Purchaser ("VRMI"), (ii) Doctor will enter into a Professional Business Management Agreement with Visionary MSO, Inc., a Delaware corporation ("VMSO"), and (iii) Visionary Properties, Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser ("VPI"), will be assigned all of the real property leases of the Companies and will concurrently sublet the premises subject thereto to Doctor;

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements of the parties hereinafter contained, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         For purposes of this Agreement, capitalized terms shall have the meanings



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specified or referred to in EXHIBIT A hereto.

                                   ARTICLE II

                                 SALE OF ASSETS

         2.01 SALE OF ASSETS. (a) On the Closing Date, and subject to the terms and conditions herein stated, each of the Companies agrees to sell, transfer, assign, convey and deliver to Purchaser or its Designee, and Purchaser agrees to purchase or cause its Designee to purchase from such Company, all right, title and interest in and to all of the assets of such Company including, but not limited to, the following: (i) all of the goodwill of BE, BSC, OP, AVA and ESC and all of the customer lists (to the extent not deemed patient records by applicable law) of each Company; (ii) all of the Contracts and accounts of such Company including, without limitation, the contracts listed on EXHIBIT C-1 hereto identified as being assumed by Purchaser or its Designee (collectively, the "Assigned Contracts") and the right to receive all payments, rights, and privileges of the Company arising under the Assigned Contracts; (iii) all of such Company's trade names, service marks, trademarks, patents, trade secrets and other intellectual property rights (including applications with respect thereto), whether registered or unregistered;" (iv) all of such Company's prepaid expenses, unbilled costs and fees, and accounts, notes and other receivables and proceeds from such receivables, provided, however that with respect to the accounts receivable relating to services provided by the Company prior to the Closing Date relating to Medicare and Medicaid (the "Medicare and Medicaid Receivables"), only the rights to the proceeds therefrom are being transferred and assigned hereunder, to be collected by Purchaser on behalf of the Companies as contemplated in SECTION 2.12(b); (v) the fixed assets, vehicles, equipment and other personal property of such Company related to, associated with or used by the Business including, without limitation the assets of such Company listed on EXHIBIT D hereto; (vi) all of the books and records of such Company; (vii) all of such Company's supplies, inventories and office and other supplies; (viii) to the extent permitted by applicable law, all rights of such Company under any written or oral contract, agreement, lease, plan, instrument, registration, license, certificate of occupancy, other permit or approval of any nature, or other document, commitment, arrangement, undertaking, practice or authorization; (ix) all computer software and related licenses of such Company; (x) all rights or choses in action of such Company arising out of occurrences before or after the Closing Date, including, without limitation, all rights under express or implied warranties relating to the Assets; and (xi) all of such Company's right, title and interest to any other assets or claims related to, associated with, or used by the Business. The assets described in this SECTION 2.01 are hereinafter collectively referred to as the "Assets." Notwithstanding the foregoing, the Companies shall retain and shall not transfer to Purchaser or its Designee, and the term "Assets" shall not include any of the Doctor's Assets, any of the Companies' accounts receivable relating to Medicare or Medicaid, employee personnel records, employee receivables (amounts owed by employees or former employees of the Companies), cash and cash equivalents or any of the other assets listed on EXHIBIT E hereto (collectively, the "Excluded Assets").

                (b) On the Closing Date, and subject to the terms and conditions herein stated, each of the Companies referred to below agrees to sell, transfer, assign, convey and deliver to Doctor, and Doctor agrees to purchase from such Company, all right, title and interest in and to (i) the goodwill and



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patient records of DBVW, DV, ECA, ESC and VLK, (ii) all of the Contracts of such
Company listed on EXHIBIT C-2 hereto and identified as being assumed by Doctor (collectively, the "Doctor's Assigned Contracts") and the right to receive all payments, rights, and privileges of the Company arising under the Doctor's Assigned Contracts, (iii) all of such Company's rights to the names "Dr. Bizer's VisionWorld", "Dr.'s ValuVision", "Vision for Less of Kentucky" and "The Eye Surgery Center"; (iv) the membership interests in Suburban Excimer Laser Center, PLLC and First Look, LLC, and (v) the books and records relating solely to the assets listed in clauses (i) through (iv) above (collectively, the "Doctor's Assets").

         2.02   PURCHASE PRICE; PAYMENT.

a.       (i)    As consideration for the purchase of the Assets, Purchaser, or its Designee, shall pay to the Companies, in cash, the aggregate sum of Thirty Two Million Nine Hundred Thousand Dollars ($32,900,000) (the "Base Price"), subject to increase or decrease, as the case may be, by the Adjustment Amount as provided in SECTION 2.03 (as adjusted, the "Purchase Price"), the Purchase Price to be allocated among the Companies in accordance with their respective percentages as set forth on EXHIBIT J.

         (ii) As consideration for the purchase of the Doctor's Assets, Doctor shall pay to the Companies, in cash, the aggregate sum of One Hundred Thousand Dollars ($100,000) (the "Doctor's Purchase Price"), the Doctor's Purchase Price to be allocated among the Companies in accordance with their respective percentages as set forth on EXHIBIT J. The Doctor's Purchase Price shall be paid by Doctor to such Companies at Closing.

(b) At the Closing, Purchaser shall deliver or cause its Designee to deliver:

         (i) to the Companies, in accordance with their respective percentages set forth on EXHIBIT J, an amount equal to (A) the Base Price, as increased or decreased, as the case may be, by the Estimated Adjustment Amount as provided in SECTION 2.02(c), MINUS (B) the Escrow Amount delivered to the Escrow Agent pursuant to SECTION 2.02(b)(ii) (such amount being referred to herein as the "Estimated Cash Payment"), by wire transfer of immediately available funds to the accounts of the Companies, written notice of which accounts shall have been provided to Purchaser not less than one (1) business day prior to the Closing.

         (ii) to Southwest Bank of Texas, N.A., Houston, Texas, as escrow agent (the "Escrow Agent"), an amount equal to One Million Dollars ($1,000,000) (the "Escrow Amount"). The Escrow Amount shall be maintained by the Escrow Agent pursuant to the terms of an Escrow Agreement in substantially the form of EXHIBIT F attached hereto (the "Escrow Agreement") by and among Purchaser, the Sellers' Representative (on behalf of the Companies) and the Escrow Agent.



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         The Estimated Cash Payment to be paid by Purchaser, or its Designees, to the Companies at the Closing PLUS the Escrow Amount is hereinafter referred to as the "Estimated Purchase Price."

         (c)    As soon as reasonably practical, but in no event later than five
(5) business days prior to the Closing Date, the Companies shall in good faith cause to be prepared and delivered to Purchaser an estimated consolidated balance sheet (as finally agreed upon by the parties, the "Estimated Closing Date Balance Sheet") of the Companies, which shall set forth an estimate of the Assets, the Doctor's Assets, the Assumed Liabilities and the Doctor's Assumed Liabilities as of the Closing Date, such Estimated Closing Date Balance Sheet to be calculated and prepared in accordance with GAAP. Purchaser and the Sellers' Representative shall, after reviewing the consolidated balance sheet prepared by the Companies, in good faith attempt to agree upon the Estimated Closing Date Balance Sheet. The aggregate of the Assets and Doctor's Assets reflected on the Estimated Closing Date Balance Sheet shall hereinafter be referred to as the "Estimated Asset Amount" and the aggregate of the Assumed Liabilities and Doctor's Assumed Liabilities reflected in the Estimated Closing Date Balance Sheet shall hereinafter be referred to as the "Estimated Assumed Liabilities Amount." For purposes of calculating the Estimated Cash Payment due to the Companies at the Closing pursuant to SECTION 2.02(b), the Base Price shall be (A) (i) increased by the amount by which the Estimated Asset Amount exceeds $5,691,715 or (ii) decreased by the amount by which the Estimated Asset Amount is less than $5,691,715 and (B) decreased by the amount of the Estimated Assumed Liabilities Amount (the aggregate amount of such decreases and increases, if any, being hereinafter referred to as the "Estimated Adjustment Amount").

         2.03   CLOSING FINANCIAL STATEMENTS; PURCHASE PRICE ADJUSTMENTS.

                (a) As soon as practicable following the Closing but in no event later than forty-five (45) days following the Closing Date, Purchaser shall cause to be prepared and delivered to the Sellers' Representative an audited consolidated balance sheet dated as of the Closing Date (as finally agreed upon by the parties, the "Closing Date Balance Sheet"), and the related statement of income and owners' equity for the period from January 1, 1998 and ending as of the Closing Date (as finally agreed upon by the parties, the "Closing Date Financial Statements") of the Companies, attached to such Closing Date Balance Sheet shall be supplemental schedules which shall set forth the Assets, the Doctor's Assets, the Assumed Liabilities and the Doctor's Assumed Liabilities, such Closing Date Balance Sheet to be calculated and prepared in accordance with GAAP. The audit of the Closing Date Financial Statements shall be performed by Welenken Himmelfarb & Co. The cost of the preparation and audit of the Closing Date Financial Statements shall be borne equally by Purchaser, on one hand, and the Companies and the Owners, on the other hand. The aggregate of the Assets and Doctor's Assets reflected on the Closing Date Balance Sheet shall hereinafter be referred to as the "Asset Amount" and the aggregate of the Assumed Liabilities and Doctor's Assumed Liabilities shall hereinafter be referred to as the "Assumed Liabilities Amount;" provided, however, for purposes of calculating (A) the Asset Amount, (i) the Medicaid and Medicare Receivables (and the bad debt allowance with respect thereto) shall be included in such calculation although only the rights to the proceeds therefrom are being transferred hereunder and (ii) the pre-opening store oranizationalorganizational costs and expenses currently capitalized on the books of the Companies will be written off (i.e., not included in the Asset Amount) and (B) the Assumed



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Liabilities Amount, the amounts on the Closing Date Balance Sheet with respect to lease obligations and the deferred rent liability shall be excluded from such calculation and the amount of deferred revenue relating to warranty obligations used to calculate the Assumed Liabilities Amount shall be 27.5% of the amount of deferred revenue amount reflected on the Closing Date Balance Sheet. Notwithstanding any of the foregoing, the Prorated Personal Property Taxes shall be reflected on the Closing Date Balance Sheet. The Companies and the Owners shall cooperate with Purchaser in the preparation of, and, to the extent necessary, provide Purchaser access to the information reasonably necessary to prepare, the Closing Date Financial Statements. On the basis of the Closing Date Balance Sheet, subject, however, to the rights of Purchaser and the Companies as provided in SECTIONS 2.03(b) and 2.03(c), for purposes of calculating the Purchase Price pursuant to SECTION 2.02(a), the Base Price shall be shall be (A)
(i) increased by the amount by which the Asset Amount exceeds $5,691,715 or (ii) decreased by the amount by which the Asset Amount is less than $5,691,715 and
(B) decreased by the amount of the Assumed Liabilities Amount (the aggregate amount of such decreases and increases, if any, being hereinafter referred to as the "Adjustment Amount"). Within the time period set forth in SECTION 2.03(c),
(i) Purchaser shall pay, or cause its Designee to pay, to the Companies, in accordance with their respective percentages set forth on EXHIBIT J, the amount, if any, by which the Purchase Price exceeds the Estimated Purchase Price, or
(ii) the Companies, jointly and severally, shall pay, and the Owners, jointly and severally, shall cause the Companies to pay, to Purchaser or its Designee, as the case may be, the amount by which the Estimated Purchase Price exceeds the Purchase Price.

                (b) Within ten (10) business days after Purchaser's delivery of the Closing Date Balance Sheet, the Sellers' Representative may deliver a written notice (a "Balance Sheet Protest Notice") to Purchaser of any objections, and the basis therefor, which the Companies may have to the Closing Date Balance Sheet. The failure of the Sellers' Representative to deliver a Balance Sheet Protest Notice within the prescribed time period will constitute the Companies' and the Owners' acceptance of the Closing Date Balance Sheet as delivered by Purchaser. During the ten (10) business days following Purchaser's receipt of a Balance Sheet Protest Notice, Purchaser and the Sellers' Representative shall attempt to resolve any disagreement with respect to the Closing Date Balance Sheet and the accuracy thereof. If at the end of the period specified in the immediately preceding sentence, Purchaser and the Sellers' Representative shall have failed to resolve the disagreement specified in such Balance Sheet Protest Notice, the items in dispute shall be referred to Deloitte & Touche, L.L.P. or such other "Big Six" accounting firm as may be mutually agreed to by the parties (the "Adjustment Arbitrator") for final determination within forty-five (45) days. This provision for arbitration shall be specifically enforceable by the parties, and the determination of the Adjustment Arbitrator in accordance with the provisions hereof shall be final and binding upon Purchaser, the Owners and the Companies, with no right of appeal therefrom. The fees and expenses of the Adjustment Arbitrator shall be paid by the party (i.e., Purchaser, on the one hand, or the Companies, on the other hand) whose last proposed written offer for the settlement of the terms in dispute prior to the commencement of such arbitration, taken as a whole, was farther away from the final determination of the Adjustment Arbitrator. If the final determination of the Adjustment Arbitrator is equal to one-half of the difference between the last proposed written offers of Purchaser, on the one hand, and the Sellers' Representative, on the other hand, then Purchaser and the Companies shall each pay one-half of the fees and expenses of the Adjustment Arbitrator.



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                (c)   The Companies and Purchaser agree that within ten (10)
days after the final determination of the Closing Date Balance Sheet and the amount of the Purchase Price as provided in this SECTION 2.03 (either because no Balance Sheet Protest Notice is delivered or upon receipt of the Adjustment Arbitrator's final determination or otherwise), the Companies shall pay to Purchaser or its Designee, or Purchaser or its Designee shall pay to the Companies, in accordance with their respective percentages set forth on EXHIBIT J, as the case may be, the amount owed as provided in SECTION 2.03(a). In the event that such amount is due, but is not paid when due, simple interest shall accrue on such obligation and be payable therewith from the due date to the day preceding the date of payment at the annual rate equal to the lesser of 12% or the maximum rate allowed by applicable law.

         2.04 ASSUMPTION OF LIABILITIES. (a) Purchaser does not and shall not assume or agree to assume, and shall not acquire or take over, the liabilities and obligations of any of the Companies of any nature, direct, contingent or otherwise, except (i) the obligations which arise out of the actions of Purchaser (or its Designee) from and after the transfer of the Assets to Purchaser (or its Designee), (ii) the Prorated Personal Property Taxes and (iii) the liabilities and obligations of the Companies expressly set forth on EXHIBIT G-1 hereto or with respect to the performance under the Assigned Contracts listed on EXHIBIT C-1 hereto from and after the Closing Date which will be assumed by Purchaser, or its Designee, at the Closing (all of such assumed liabilities being hereinafter referred to as the "Assumed Liabilities"). Doctor does not and shall not assume or agree to assume, and shall not acquire or take over, the liabilities and obligations of any of the Companies of any nature, direct, contingent or otherwise, except the obligations which arise out of the actions of Doctor from and after the transfer of the Doctor's Assets to Doctor and the liabilities and obligations of the Companies expressly set forth on EXHIBIT G-2 hereto or with respect to the performance under the Doctor's Assigned Contracts listed on EXHIBIT C-2 hereto from and after the Closing Date which will be assumed by Doctor at the Closing (the "Doctor's Assumed Liabilities"). Without limiting the generality of the foregoing, it is expressly agreed that none of Purchaser, any of its Designees or Doctor shall have any liability to, for, or in respect of (i) any employees of any of the Companies, except for liabilities and obligations arising solely out of the employment of such persons by Purchaser (or its Designee) or Doctor, as the case may be, after the Closing Date or which are reflected on the Closing Date Balance Sheet and are part of the Assumed Liabilities or (ii) any Taxes of any of the Companies arising or relating to any period prior to the Closing Date or any activity of the Companies prior to or after the Closing Date except for the Prorated Personal Property Taxes or unless otherwise expressly set forth on EXHIBIT G-1 OR G-2, respectively, or (iii) any of the liabilities or obligations of any of the Companies to the extent such liabilities or obligations are not included as Assumed Liabilities or Doctor's Assumed Liabilities in the schedules attached to the Closing Date Balance Sheet, arise out of the warranty obligations assumed by Purchaser or do not relate to the performance under the Assigned Contracts or Doctor's Assigned Contracts from and after the Closing Date.

         2.05 CONVEYANCE AND TRANSFER; ASSUMPTION. (a) At the Closing, and subject to the terms and conditions hereof, each of the Companies hereby agrees that it will execute and deliver to Purchaser or its Designee, and Purchaser will, or cause its Designee to, execute and deliver to the Company, a Bill of Sale, Assignment and Assumption Agreement, in the form of EXHIBIT I-1 hereto, and such other bills of sale, endorsements, assignments, releases, and other good and sufficient instruments of transfer, assignment, and conveyance, in form satisfactory to Purchaser and its counsel, as shall be



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effective to convey to Purchaser or its Designee, as the case may be, good title in and to the Assets. Simultaneously with such delivery, the Company will take all steps necessary to put Purchaser or its Designee, as the case may be, in actual possession of the Assets.

         (b) At the Closing, and subject to the terms and conditions hereof, each of the Companies owning any of the Doctor's Assets hereby agree that it will execute and deliver to Doctor, and Doctor will execute and deliver to such Company, a Bill of Sale, Assignment and Assumption Agreement, in the form of
EXHIBIT I-2 hereto, and such other bills of sale, endorsements, assignments, releases, and other good and sufficient instruments of transfer, assignment, and conveyance, in form satisfactory to Doctor and its counsel, as shall be effective to convey to Doctor good title in and to the Doctor's Assets. Simultaneously with such delivery, each such Company will take all steps necessary to put Doctor in actual possession of the Doctor's Assets.

         2.06 CLOSING DATE. The Closing under this Agreement (the "Closing") shall be held on the later of (i) September 18, 1998 and (ii) the third business day after all of the Purchaser's, Doctor's and the Companies' conditions to Closing have been satisfied or waived (except for the conditions to be satisfied at the Closing), or such other date as Purchaser, Doctor and the Companies may agree to in writing. Such date on which the Closing is to be held is herein referred to as the "Closing Date." The Closing shall be held at the offices of Greenebaum Doll & McDonald PLLC, 3300 National City Tower, 101 South Fifth Street, Louisville, Kentucky 40202, at 10:00 A.M. on such date, or at such other time and place as Purchaser and the Companies may agree upon in writing.

         2.07 FURTHER ASSURANCES. (a) Each of the Companies hereby agrees that, from time to time, at Purchaser's request and without further consideration, each Company will execute and deliver to Purchaser or its Designee such other and further instruments of conveyance, assignment and transfer and take such other action as Purchaser may reasonably require to more effectively convey, transfer, and assign to Purchaser or its Designee, as the case may be, and to put Purchaser or its Designee, as the case may be, in possession of, the Assets.

                  (b) Each of DBVW, DV, ECA, ESC and VLK hereby agree that, from time to time, at Doctor's request and without further consideration, each Company will execute and deliver to Doctor such other and further instruments of conveyance, assignment and transfer and take such other action as Doctor may reasonably require to more effectively convey, transfer, and assign to Doctor and to put Doctor in possession of, the Doctor's Assets.

         2.08 ALLOCATION OF PURCHASE PRICE. The Purchase Price and the Doctor's Purchase Price received by each of the Companies pursuant to this Agreement shall be (i) allocated among the Companies in accordance with their respective percentage interest as set forth on EXHIBIT J hereto and (ii) allocated among the Assets and the Doctor's Assets, all as set forth on EXHIBIT J hereto.

         2.09   TAXES.

                (a) Except as set forth in SECTION 2.09(b) and except for Taxes owed by Purchaser



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or its Designee as a result of its use of the Assets subsequent to the Closing
Date, and Taxes owed by Doctor as a result of its use of the Doctor's Assets subsequent to the Closing Date, none of Purchaser, any of its Designees or Doctor shall have any liability or responsibility for any Taxes of any kind relating to or arising out of the transactions contemplated by this Agreement other than sales tax resulting from the sale of the Assets and Doctor's Assets contemplated herein for which Purchaser or Doctor, as the case may be, shall be liable. The Companies shall be solely responsible for the payment of all other Taxes of any kind, arising out of the sale, transfer, and assignment of the Assets and the Doctor's Assets. The Companies shall immediately reimburse Purchaser, its Designee and Doctor for any such Taxes which such party is required to pay arising out of the sale of the Assets or Doctor's Assets or the operations of the Business prior to the Closing.

                (b) The estimated amount of personal property taxes to be paid with respect to the Assets and Doctor's Assets for calendar year 1998 shall be allocated pro rata between Purchaser and the Companies based on the amount of personal property taxes paid by the Companies with respect to the Assets for calendar year 1997. The pro-rata portion of such estimated taxes payable with respect to the period from January 1, 1998 through the day immediately preceding the Closing Date (the "Prorated Personal Property Taxes") shall be reflected on the Closing Date Balance Sheet and assumed by Purchaser hereunder. In calendar year 1997, the Companies paid $18,053.97 in personal property taxes with respect to the Assets and Doctor' Assets.

         2.10   APPOINTMENT OF SELLERS' REPRESENTATIVE.

                (a) The Companies and the Owners hereby appoint Dr. Jerry L. Bizer as their representative (the "Sellers' Representative"). The Sellers' Representative shall have full power and authority to take all actions necessary or permitted to effectuate the transactions contemplated hereby, to undertake the defense or settlement of any claims for which any Company or Owner may be required to indemnify Purchaser, Doctor or any other party hereunder, or be indemnified by Purchaser or Doctor hereunder, to waive any or all of the conditions precedent set forth in ARTICLE IX on behalf of any of the Companies or the Owners, and to take all such other actions provided in this Agreement to be taken by the Sellers' Representative (and any other actions reasonably related or ancillary thereto), including the power to execute and deliver the Escrow Agreement, the closing certificates contemplated in ARTICLES VIII and X and such other documents as may be necessary for the foregoing purposes.

                (b) The Companies and the Owners also irrevocably authorize the Sellers' Representative to be the recipient of any notice required to be given or made by Purchaser or Doctor to any of the Companies or Owners hereunder, and any notice received by the Sellers' Representative shall be deemed for all purposes to be received by all of the Companies and Owners.

                (c) All decisions and actions by the Sellers' Representative, including any agreement between the Sellers' Representative and Purchaser or Doctor relating to any defense or settlement of any claims for which any of the Companies or any of the Owners may be required to indemnify Purchaser or Doctor hereunder, any decision, action or agreement to be made or taken hereunder or any other action provided herein to be taken by the Sellers' Representative shall be binding upon all of the Companies and



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the Owners, and none of the Companies or Owners shall have the right as between such Company or Owner and Purchaser or Doctor to object, dissent, protest or otherwise contest the same.

                (d) The provisions of this SECTION 2.10 shall be binding upon the heirs, executors, administrators, personal representatives, successors and assigns of each of the Companies and the Owners.

                (e) The Companies and the Owners agree that the Sellers' Representative shall have no liability (whether direct or indirect, in contract, tort or otherwise) to the Companies or Owners for or in connection with actions taken or omitted in its capacity as Sellers' Representative, except for his gross negligence or willful misconduct.

         2.11 EMPLOYEES OF THE COMPANIES. (a) Concurrent with the Closing, Purchaser (or its Designee) or Doctor, shall offer employment, on an "at will basis" (other than employees executing employment agreements) to all of the active employees of the Companies set forth on SCHEDULE 3.18, as well as the employees hired by the Companies between the date hereof and the Closing Date to which Purchaser has consented (which consent shall not be unreasonably withheld), except for the employees identified on EXHIBIT H attached hereto, and up to ten (10) other employees of the Companies to be determined by Purchaser between the date hereof and the Closing Date with respect to which Purchaser shall notify the Sellers' Representative, none of whom will be offered employment by Purchaser (or its Designee) or Doctor.

                (b) The Companies shall, and the Owners shall cause the Companies to, terminate all of their employees effective as of the Closing Date and provide notice at the time of such termination of COBRA Benefits, and Purchaser shall be entitled to review such notices regarding such COBRA Benefits. The Companies shall, and the Owners shall cause the Companies to, cooperate with Purchaser to provide such COBRA benefits as Purchaser deems appropriate to the employees of the Companies who are not employed by Purchaser or Doctor and former employees of the Companies who may be entitled to COBRA benefits.

                c. The Companies shall, and the Owners shall cause the Companies to, make all required payments to employees and former employees of the Companies, and their respective spouses and dependents, under the self-insured health benefit plans maintained by the Companies with respect to claims incurred by such persons prior to the Closing, or thereafter to the extent covered by such plans.

         2.12 COLLECTION OF ACCOUNTS RECEIVABLE. (a) GENERAL. Each of the Companies agrees that it will cooperate with Purchaser in collecting all of the accounts receivables of such Companies transferred to Purchaser (or its Designee) hereunder and that all payments made with respect thereto, or by customers for services rendered by Purchaser (or its Designee) or Doctor from and after the Closing Date shall be paid to Purchaser (or its Designee) or Doctor, as the case may be, and each of the Companies further agrees to remit to Purchaser (or its Designee) or Doctor, as the case may be, promptly following its receipt thereof, any such amounts received by such Company. Purchaser and Doctor agree to remit to



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the Companies promptly following Purchaser (or its Designee) or Doctor's, as the case may be, receipt thereof, any amounts received by it with respect to the accounts receivables of any Company relating to Medicaid or Medicare which are not being assigned hereunder.

                (b) MEDICAID AND MEDICARE RECEIVABLES. The parties acknowledge and agree that the Companies shall retain ownership of the accounts receivable of the Companies with respect to services covered by Medicaid and Medicare Receivables and such receivables are not being assigned hereunder. Purchaser (or its Designee) shall be entitled to all of the proceeds received by the Companies with respect to the Medicaid and Medicare Receivables and the Companies covenant and agree to remit to Purchaser (or its Designee) the proceeds from such receivables immediately upon receipt thereof, subject to the terms hereof.

         Each of the Companies hereby appoint the Designee as its agent to bill and collect, on behalf of such Company, the Medicaid and Medicare Receivables, such services to be provided at no cost to the Companies. In connection with the billing and collection, each Company shall, with the assistance of Purchaser, establish a bank account (each, a "Bank Account") in such Company's name at a bank (the "Bank") designated by Purchaser and each Company agrees that Purchaser, or one of its designated representatives, will be designated by such Company as an authorized signatory on such account, entitled to make withdrawals therefrom. All collections generated with respect to the Medicaid and Medicare Receivables will be deposited in the respective Bank Account of the Company that owns the related receivable. The funds from each Bank Account will then immediately be transferred to a bank account of Purchaser, or its Designee, to be designated by Purchaser. To comply with the applicable federal reimbursement rules, the parties acknowledge and agree that (i) the Bank is neither providing financing to any of the Companies nor acting on behalf of another party in connection with the provision of financing to any of the Companies and (ii) each of the Companies has sole control over its respective Bank Account and the Bank is subject only to the respective Company's instruction regarding such Bank Account.

         Each Company hereby authorizes the Purchaser and its Designee to take all appropriate actions necessary to bill, in such Company's name, all fees relating to such Medicaid and Medicare Receivables and to ensure that collections generated from such recievables are directly remitted to, or deposited in, such Company's Bank Account including, without limitation, filing appropriate claim forms with Medicare and Medicaid and communicating with administrative agencies regarding such claims.

         To facilitate this billing and collection arrangement, each of the Companies hereby agree as follows:

                (i) Each Company will authorize and direct the Bank to transfer on a daily basis all monies deposited in its Bank Account to the Purchaser or its Designee in the bank account designated by Purchaser and send all statements and other communications regarding its Bank Account to Purchaser to facility administration of the Bank Account.



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
                (ii) Each Company will take no action with respect to its Bank Accounts that is not specifically set forth in this Agreement.

                (iii) Each Company agrees to execute any all other documents necessary to allow Purchaser and its Designee to take any action or perform any billing and collection service set forth in this SECTION 2.12(b).

         2.13 MAINTENANCE OF RECORDS. (a) All books and records transferred to Purchaser or Doctor hereunder shall be retained by Purchaser or Doctor, as the case may be, and shall be made available in Louisville, Kentucky to the Companies for inspection and copying (at the Companies' expense), upon five business days' prior notice, during regular business hours or such other times convenient to Purchaser or Doctor, as the case may be, for a period of five (5) years from and after the Closing Date; provided that such inspection and copying is for a proper purpose and does not interfere with the operations of Purchaser, Doctor or any of its Affiliates.

                (b) All books and records of the Companies relating to the Business not transferred hereunder shall be retained by the Companies or the Owners and shall be made available to Purchaser and Doctor for inspection and copying (at Purchaser's and Doctor's expense) upon reasonable notice for a period of five (5) years from and after the Closing Date.

         2.14 COMPLIANCE WITH BULK SALES; OTHER TAXES. (a) Purchaser and Doctor hereby waive compliance by the Companies with the provisions of the Bulk Sales Law of any state, and the Companies warrant and agree to, and the Owners covenant and agree to cause the Companies to, pay and discharge when due all claims of creditors which could be asserted against Purchaser (or its Designee) or Doctor by reason of such non-compliance to the extent such liabilities are not specifically assumed by Purchaser or Doctor under this Agreement.

                (b) The Companies agree, and the Owners agree to cause the Companies to, deliver to Purchaser as soon as possible after the Closing, the following:

           (i) With respect to each of the Companies with operations in Kentucky, a Statement of Tax Due from the Revenue Cabinet of Kentucky for such Company (the payment of such taxes to be coordinated with Purchaser to the extent assumed by Purchaser hereunder), such statement to be requested by the Companies from the Revenue Cabinet as soon as practicable after the date hereof;

           (ii) With respect to each of the Companies with operations in Tennessee, a statement from the Department of Revenue of Tennessee stating that the taxes have been paid or that no taxes are due for such Company (the payment of such taxes to be coordinated with Purchaser to the extent assumed by Purchaser hereunder), such statement to be requested by the Companies from the Department of Revenue as soon as practicable.



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
           (iii) With respect to each of the Companies with operations in Missouri, a receipt from the Director of Revenue of Missouri showing payment of the tax due, or certificate from the Director of Revenue of Missouri stating that no tax is due (the payment of such taxes to be coordinated with Purchaser to the extent assumed by Purchaser hereunder), such statement to be requested by the Companies from the Director of Revenue as soon as practicable.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                           OF THE COMPANIES AND OWNERS

         The Companies and the Owners, jointly and severally, represent and warrant as follows:

         3.01 AUTHORIZATION, ETC. The Owners are the record and beneficial owners of all of the outstanding shares of capital stock or membership interests, as the case may be, in the Companies as set forth on EXHIBIT B hereto. Each Owner has full legal right, power and authority to execute and deliver this Agreement and each of the Acquisition Documents and to perform all of the obligations of such Owner hereunder and thereunder. Each of the Companies has full legal right, power and authority to execute and deliver this Agreement and the Acquisition Documents, to perform its obligations hereunder and thereunder, and, subject to obtaining the consents disclosed on SCHEDULES 3.11(a), 3.11(b) AND 3.23 attached hereto, to sell, assign, transfer, convey and deliver its Assets and its Doctor's Assets pursuant hereto and thereto. The Managers or Board of Directors, as the case may be, of each of the Companies has taken, or will take before the Closing Date, all actions required by law, its respective Articles of Organization, Articles of Incorporation, Operating Agreement, By-Laws or other similar governing documents or otherwise to authorize the execution and delivery of this Agreement and the other Acquisition Documents, and the performance of its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Companies and the Owners and upon the execution and delivery of the remaining Acquisition Documents by a duly authorized officer of each of the Companies and the Owners (with respect to each such document to which it is a party), the remaining Acquisition Documents will have been duly executed and delivered by each of the Companies and the Owners (with respect to each such document to which it is a party), and this Agreement is and such other Acquisition Documents will be, upon due execution and delivery thereof, the legal, valid, and binding obligations of each of the Companies and the Owners (with respect to each such document to which it is a party) enforceable against each of them according to their terms.

         3.02 TITLE TO ASSETS. The Companies have good and marketable title to all of the Assets and the Doctor's Assets, free and clear of all Encumbrances, other than leases set forth on EXHIBIT C-1 AND C-2 attached hereto and ad valorem taxes not yet due and payable and Encumbrances on SCHEDULE 3.02 which will be released at or prior to the Closing. There is no material asset used or required by the Companies in the conduct of the Business which is not included in the Assets or the Doctor's Assets or licensed or leased to it pursuant to one of the Assigned Contracts or the Doctor's Assigned Contracts.



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
All of the tangible assets forming a part of the Assets and the Doctor's Assets are in good operating condition and repair, normal wear and tear excepted consistent with past practices, are suitable for the purpose used, are adequate and sufficient for all current operations of the Companies and are directly related to the Business.

         3.03 EXISTENCE, GOOD STANDING AND AUTHORITY. Each of the Companies is a company duly organized or incorporated, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation. Each of the Companies has the power to own its properties and to carry on its businesses as now being conducted. Each Company is duly qualified to do business in all jurisdiction(s) in which the character or location of the properties owned or leased by it or the nature of the businesses conducted by it makes such qualification necessary. Each Company has provided to Purchaser true and complete copies of all of the Organizational Documents for such Company.

         3.04 INVESTMENTS. Except as set forth on SCHEDULE 3.04, none of the Companies owns, directly or indirectly, any capital stock or other equity, ownership or proprietary interest in any other corporation, partnership, association, trust, joint venture or other entity.

         3.05 FINANCIAL STATEMENTS. The Companies have heretofore furnished Purchaser with the (i) audited consolidated balance sheets of the Companies dated as of December 31, 1996 and December 31, 1997 and the related statements of operations for the years then ended and (ii) the unaudited interim consolidated balance sheets of the Companies dated as of June 30, 1998 (the "Interim Balance Sheet") and the related unaudited interim consolidated statements of operations for the 6-month period ended June 30, 1998 (collectively, the "Financial Statements"). The consolidated balance sheet of the Companies dated as of December 31, 1997 is hereinafter referred to as the "Balance Sheet." Except for the absence of footnotes to the Financial Statements and normal year-end adjustments to such interim Financial Statements, which such adjustments would not individually or in the aggregate be material, the Financial Statements have been prepared from the books and records of the Companies in accordance with GAAP and fairly present the financial position of the Companies at the respective dates thereof. The consolidated balance sheets included in the Financial Statements reflect all claims against and all debts and liabilities of the Companies, fixed or contingent, as at their respective dates, except that the Interim Balance Sheet only includes those liabilities required to be shown based upon tax accounting concepts.

         3.06 NO MATERIAL CHANGES. Since December 31, 1997 (the "Balance Sheet Date") and except as reflected on SCHEDULE 3.06 hereto or on the Interim Balance Sheet, there has been (a) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations, or prospects, of the Companies, and (b) no material change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations, or prospects, of the Companies except in the Ordinary Course of Business and no fact or condition exists or is contemplated, or, to the Knowledge of the Companies or Owners, threatened, which might cause such a material change in the future. The statements of income included in the Financial Statements do not contain any items of special or non-recurring income or any other income not earned in the Ordinary Course of Business except as expressly specified therein.



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
         3.07 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of the Companies, all of which have been made available to Purchaser, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the members, the Board of Directors, Board of Managers and committees of the Board of Directors and Board of Managers, as the case may be, of the Companies, and no meeting of any such members, Board of Directors, Board of Managers and committees of the Board of Directors and Board of Managers, has been held for which minutes have not been prepared and are not contained in such minute books.

         3.08 ACCOUNTS RECEIVABLE. SCHEDULE 3.08 sets forth a summary of, and the Companies have previously delivered to Purchaser a detailed list of all, accounts and other receivables of the Companies as of the Balance Sheet Date, showing the amounts due and an aging analysis thereof. The accounts and other receivables shown on SCHEDULE 3.08 and the lists provided to Purchaser and those receivables arising after the Balance Sheet Date and shown on the books and records of the Companies have arisen in the Ordinary Course of Business, are not in dispute with the respective obligors therefor, and none of such accounts receivable or other debts are subject to any counterclaim or set-off except to the extent of any provision or reserve set forth in the Balance Sheet or the Closing Date Balance Sheet, as the case may be. There has been no material adverse change since the Balance Sheet Date in the amount of accounts receivable or other debts due or the allowances with respect thereto, or accounts payable by any of the Companies from that reflected in the Balance Sheet.

         3.09 REAL PROPERTY AND LEASES. (a) None of the Companies owns, or has ever owned, any real property.

                (b) SCHEDULE 3.09(b) contains a true and complete list of all real property leases (collectively, the "Leases") (i) to which any of the Companies is a party, (ii) to be acquired by or assigned to any of the Companies prior to the Closing Date or, (iii) into which any of the Companies has agreed to enter or has an option to enter, or into which any of the Companies will have agreed to enter or will have an option to enter, as the case may be, prior to the Closing Date, in each case specifying the name of the lessor or sublessor, the lease term, the basic annual rental and other amounts paid or payable with respect thereto and any purchase options exercised or exercisable by any of the Companies. Except as set forth on SCHEDULE 3.09(b), the Companies enjoy peaceful possession under each Lease, and each Lease is in good standing and in full force and effect. None of the Companies, or to the Knowledge of the Companies and the Owners, any other party to any Lease has breached such Lease or is in default thereunder and no breach of or default under any Lease has occurred which would prevent the exercise by a Company of any right to renew or extend such Lease. Subject to receipt of any required consents or approvals, the consummation of the Subject Transactions in accordance with this Agreement will not result in the termination of any Lease, and immediately after the Closing, all Leases will continue in full force and effect without the imposition of any burdensome condition or other obligation on Purchaser, its Designee or its Affiliates resulting from the consummation of the Subject Transactions.

         3.10 MATERIAL CONTRACTS. Set forth on SCHEDULE 3.10, which incorporates by reference Exhibits



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
C-1 and C-2, is a complete list of all of the following Contracts to which any of the Companies is a party or by which they, or any of them, is bound: (a) all Contracts relating to the employment of any person, and all bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, phantom stock, retirement and other employee benefit plans; (b) all Contracts which contain restrictions with respect to payment of dividends or any other distribution in respect of its capital stock; (c) all Contracts relating to capital expenditures; (d) all loans, advances to, and investments in, any other Person, and all Contracts relating to the making of any such loan, advance or investment; (e) all guarantees and other contingent liabilities with respect to any indebtedness or obligation of any other Person (other than the endorsement of negotiable instruments for collection in the Ordinary Course of Business);
(f) all management services, consulting and any other similar type contracts;
(g) all leases of personal property; (h) all Contracts limiting the freedom of any of the Companies to engage in any line of business or to compete with any other Person; (i) all Contracts not entered into in the Ordinary Course of Business; (j) all Contracts which involve the expenditure by a Company of more than $10,000; (k) any Contract with any manager, director, officer or employee of any of the Companies, or Contract with any Related Person of any of the Companies or Owners; (l) all Contracts which might reasonably be expected to have a potential adverse impact on the business or operations of the Companies; and (m) all other Contracts material to the business, operations, Assets or Doctor's Assets of the Companies. Each Contract set forth on SCHEDULE 3.10 is a valid and binding agreement of the Company that is a party thereto and in full force and effect and enforceable in accordance with its terms. Subject to obtaining the requisite consents set forth on SCHEDULE 3.11(a), 3.11(b) OR 3.23 hereto, the enforceability of such Contracts will not be affected in any manner by the execution and delivery of this Agreement and the consummation of the Subject Transactions. None of the Companies has violated any of the material terms or conditions of any of the Contracts set forth on SCHEDULE 3.10 or is otherwise in default thereof, and, to the Knowledge of the Companies and the Owners, all of the material terms and conditions to be performed by any party thereto other than the Company that is a party thereto have been fully performed and each such Contract is free from any right of termination on the part of any party thereto. There exists no default or event of default under any of the Contracts set forth on SCHEDULE 3.10 or event, occurrence, condition or act (including the purchase of the Assets and the Doctor's Assets hereunder, subject to obtaining the requisite consents set forth on SCHEDULE 3.11(a), 3.11(b) OR
3.23 hereto) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder. None of the parties to any of the Contracts has given notice (written or oral) of its intent to terminate such Contract and none of the Companies or Owners has any reason to believe that any party intends to terminate any Contract prior to or following the consummation of the Subject Transactions. There have been no amendments or modifications to any of the Contracts set forth on SCHEDULE 3.10 which would make any of the information disclosed herein inaccurate or incomplete. Copies of all such modifications and amendments have been made available to Purchaser by the Companies.

         3.11 NO CONFLICT. (a) Except as set forth on SCHEDULE 3.11(a) OR 3.23, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Subject Transactions will, directly or indirectly (with or without notice or lapse of time):

                      (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of any of the Companies, or
(B) any resolution adopted by the Board



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
of Directors, Board of Managers, shareholders or members of any of the Companies;

                      (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Subject Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which a Company, Owner, or any of the Assets or the Doctor's Assets, may be subject;

                      (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Company or that otherwise relates to the Business or any of the Assets or the Doctor's Assets;

                      (iv) cause Purchaser to become subject to, or to become liable for, the payment of any Tax other than sales Taxes;

                      (v) contravene, conflict with, or result in a violation or Breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; or

                      (vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets or the Doctor's Assets.

                (b) Except as set forth on SCHEDULE 3.11(b) OR SCHEDULE 3.02, none of the Companies or Owners is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Subject Transactions.

         3.12 LITIGATION. Except as set forth on SCHEDULE 3.12, there is no Proceeding by any Person, or by or before (or any investigation by) any Governmental Body, pending, or to the Knowledge of the Companies and the Owners threatened, against or affecting (i) any of the Companies, the Business, the Assets or the Doctor's Assets which could materially and adversely affect the right or ability of any of the Companies to carry on the Business as now conducted, or which could have a Material Adverse Effect upon the ability of Purchaser and the Doctor to carry on the Business of the Companies subsequent to the Closing, or (ii) the Subject Transactions; and none of the Companies or Owners knows of any valid basis for any such Proceeding. None of the Companies is subject to any Order entered in any Proceeding which may have an adverse effect on Purchaser or Doctor or on their ability to acquire any property or to carry on the Business in any area after the Closing.

         3.13 TAX RETURNS AND PAYMENTS. All of the Tax Returns and reports of each of the Companies or respecting the operations of a Company required by law to be filed on or before the date hereof have been duly and timely filed and all Taxes shown as due thereon have been paid. There are in effect no waivers of any applicable statute of limitations related to such returns. No liability for any Tax will be imposed upon the Assets or the Doctor's Assets or any of the Companies or its respective other assets with respect to any period before the Closing Date for which there is not an adequate reserve reflected in the Balance Sheet. The provisions of this SECTION
3.13 shall include, without limiting the generality of this section, all reports, returns, and payments due under all federal, state, or local laws or regulations relating to income, sales, use and withholding taxes, withholding obligations, unemployment insurance, Social Security, workers' compensation and other obligations of the same or of a similar nature. Except as set forth on
SCHEDULE 3.13, none of the Companies is subject to any open audit in respect of its Taxes, no deficiency assessment or proposed adjustment for Taxes is pending, and none of the Companies or Owners has any knowledge of any liability, whether or not proposed, for any Tax with respect to any period through the date hereof to be imposed upon any of its properties or assets for which there is not an adequate reserve reflected in its Balance Sheet.

         3.14 LIABILITIES. None of the Companies has, and none of the Assets or the Doctor's Assets is subject to, any outstanding claims, liabilities or indebtedness, accrued, contingent or otherwise, and whether due or to become due, except as set forth in the Financial Statements or referred to in the footnotes thereto or on SCHEDULE 3.14, other than liabilities incurred subsequent to the Balance Sheet Date in the Ordinary Course of Business not involving borrowings by any of the Companies. None of the Companies is in default in respect of the terms or conditions of any indebtedness, nor does any of the Companies or Owners have Knowledge of any facts which, with the passage of time, would result in any such default. The reserves reflected in the Balance Sheet are adequate, appropriate and reasonable in accordance with GAAP. None of the Companies or Owners has any Knowledge of any basis for the assertion against the Companies of any such liability not fully reflected or accrued for in the Balance Sheet.

         3.15 INSURANCE. Each of the Companies has maintained, and as of the date hereof has in effect, such policies of motor vehicle, property, casualty, workers' compensation, malpractice, general liability and other insurance, including, without limitation group insurance and other life health, disability or other insurance for the benefit of employees or their dependents or both as are required by law and are adequate and appropriate with respect to their respective businesses. Set forth on SCHEDULE 3.15 is a complete list, with a summary thereof, of all insurance policies ("Insurance Policies") which the Companies maintain with respect to the Business and their respective properties or employees, which Insurance Policies are in full force and effect. None of the Companies has violated any of the terms or conditions of the Insurance Policies or is otherwise in default thereof, all of the terms and conditions to be performed by the issuers of the Insurance Policies have been fully performed and the Insurance Policies are free from any right of termination on the part of the issuers thereof. Since January 1, 1996, there has not been any material adverse change in the relationship of a Company with its insurers or in the premiums payable pursuant to the Insurance Policies. Except as set forth on SCHEDULE 3.15, the Insurance Policies are "occurrence" policies and not "claims made" policies.

         3.16 INTELLECTUAL PROPERTIES. Set forth on SCHEDULE 3.16 are all patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights or similar rights (collectively, "Intellectual Property Rights") used by each Company in connection with the conduct of its respective business. Except as set forth on
SCHEDULE 3.16, each Company has valid and enforceable rights to utilize its respective Intellectual Property Rights in its business as is presently operated, free and clear of any Encumbrances. None of the Companies is infringing, or otherwise acting adversely to, the right of any Person under or in respect to, any Intellectual Property Right, there is no claim by any Person pending or, to the Companies' and Owners' Knowledge, threatened against any Company with respect thereto and to the Knowledge of the Company and the Owners there is no Person infringing upon any Intellectual Property Rights utilized by any of the Companies.

         3.17 COMPLIANCE WITH LAWS. Except as set forth on SCHEDULE 3.17, each Company is, and has been since January 1, 1992, in compliance with all Legal Requirements of any Governmental Body including, but not limited to, the Federal Occupational Safety and Health Act, ERISA, all Legal Requirements relating to the safe conduct of business and all Environmental and Safety Requirements. Except as set forth on SCHEDULE 3.17, none of the Companies has received any notice of any asserted present or past failure of any of the Companies to comply with any of such Legal Requirements.

         3.18   EMPLOYEES.

                (a) SCHEDULE 3.18 contains a complete and accurate list of the following information for each employee, officer, manager or director of each of the Companies, including each employee on leave of absence or layoff status: employer; name; job title; work location; exempt or non-exempt status; current compensation paid or payable and any change in compensation since December 31, 1997; vacation accrued; sick and/or personal pay accrued; and service credited (reflected on such schedule by the anniversary date) for purposes of vesting and eligibility to participate under the Companies' pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, or any other Employee Benefit Plan.

                (b) No employee, officer, manager or director of any Company is a party to, or is otherwise bound by, any agreement or arrangement, including, without limitation, any confidentiality, noncompetition, or proprietary rights agreement, between such employee, officer, manager or director and any other Person ("Proprietary Rights Agreement") that in any way will adversely affect (i) the performance of his duties as an employee of Purchaser (or its Designee) or Doctor, or (ii) the ability of Purchaser (or its Designee) and Doctor to conduct the Business, subsequent to the Closing, including any Proprietary Rights Agreement with a Company by any such employee, officer, manager or director. To the Companies' and Owners' Knowledge, no director, manager, officer, or other key employee of a Company intends to (i) terminate his employment with one of the Companies prior to Closing or (ii) reject employment by Purchaser (or its Designee) or Doctor, as the case may be.

         3.19 LABOR RELATIONS; COMPLIANCE. Except as set forth on SCHEDULE 3.19, none of the Companies is, or ever has been, a party to any collective bargaining or other labor Contract. Since January 1, 1995, there has not been, there is not presently pending or existing, and to the Companies' and Owners' Knowledge there is not threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting any of the Companies relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, or any organizational activity, or other labor or employment dispute against or affecting any of the Companies or their respective premises, or (c) any application for certification of a collective bargaining agent. To the Companies' and Owners' Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any of the Companies, and no such action is contemplated by any of the Companies. Each Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closings. None of the Companies has any liabilities in connection with the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

         3.20   EMPLOYEE BENEFIT PLANS.

                (a) LIST OF PLANS. Set forth on SCHEDULE 3.20 is a complete and accurate list of all Employee Benefit Plans established, maintained or contributed to by any of the Companies (including, without limitation, for this purpose and for the purpose of all of the representations in this SECTION 3.20, all entities (whether or not incorporated) which by reason of common control or affiliation are treated together with a Company as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code) at any time during the five (5) year period ending on the Closing Date.

                For purposes of this Agreement, the term "Employee Benefit Plans" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), whether or not any such employee benefit plans are exempt from the provisions of ERISA; and (B) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, parachute payment arrangements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements and arrangements not described in (A) above.

                (b) STATUS OF PLANS. None of the Companies takes part in or is a party to, or has ever taken part in or been a party to, (i) maintaining or contributing to any Employee Benefit Plan subject to ERISA which is not in compliance with ERISA and the Code, (ii) maintaining or contributing to, at any time, a defined benefit plan within the meaning of Section 3(35) of ERISA, (iii) maintaining or contributing to, at any time, a multiemployer plan within the meaning of Section 3(37) of ERISA, or (iv) maintaining or contributing to any employee benefit plans other than those listed on SCHEDULE 3.20. The assets of the Employee Benefit Plans are adequate to pay all debts, liabilities and claims with respect to such plan to the extent that claims have been made on or prior to the Closing Date. No Employee Benefit Plan ever maintained by any Company has ever provided health care or any other non-pension benefits to any employees after their employment was terminated (other than as required by COBRA) or has ever promised to provide such post-termination benefits. There are no promised increases in benefits (whether expressed, implied, oral or written) under any Employee Benefit Plan maintained by any Company, nor are there any obligations, commitments or understandings to continue any such Employee Benefit Plans



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(whether expressed, implied, oral or written), except as required by COBRA. Each
Employee Benefit Plan maintained by a Company as of the Closing Date is subject to termination by such Company without any further liability or obligation on the part of such Company to make further contributions to any such plan following such termination, and the termination of any Employee Benefit Plan would not accelerate or increase any benefits payable under such Employee
Benefit Plan. Except as set forth on SCHEDULE 3.20, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment to be made by any of the Companies (including, without limitation, severance, unemployment compensation, golden parachute (defined in Section 280G of the Code), or otherwise) becoming due to any employee, director or consultant, or (ii) increase any benefits otherwise payable under any Employee Benefit Plan.

                (c) TAX QUALIFICATION AND EMPLOYEE BENEFITS. Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the IRS and nothing has occurred since the date of the last such determination which resulted or is likely to result in the revocation of such determination. Full payment has been made of all amounts which any Company is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which any Company is a party, to have paid as contributions thereto as of the Closing Date. Each Company has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

                (d) TRANSACTIONS. There has not been any failure of any party to comply with any law applicable to any Employee Benefit Plan maintained by any of the Companies. None of the Companies has engaged in any transaction with respect to the Employee Benefit Plans which would subject any of the Companies to a tax, penalty or liability for prohibited transactions under ERISA or the Code, or for any other reason, and none of its directors, managers, officers or employees to the extent they or any of them are fiduciaries with respect to such plans, has breached any of their responsibilities or obligations imposed upon fiduciaries under Title I of ERISA or has taken or failed to take any action that would result in any claim being made under, by or on behalf of any such plans by any party with standing to make such claim. No litigation, claim, arbitration, governmental proceeding, audit, or investigation or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any Employee Benefit Plan.

                (e) DOCUMENTS. The Companies have delivered or caused to be delivered to Purchaser and its counsel true and complete copies of (i) all Employee Benefit Plans as in effect for the Companies, together with all amendments thereto which will become effective at a later date, as well as the latest IRS determination letter obtained with respect to any such Employee Benefit Plan qualified under Section 401 or 501 of the Code, (ii) Form 5500 for the three (3) most recent completed fiscal years for each Employee Benefit Plan required to file such form, (iii) a current Summary Plan Description for each Employee Benefit Plan, together with any summary of material modifications thereto, (iv) any insurance or annuity policy (including any fiduciary liability insurance policy) related to any Employee Benefit Plan, and (v) the three (3) most recent Summary Annual Reports provided to participants for each

Employee Benefit Plan.

                (f) COBRA. The Companies have complied with the Consolidated Omnibus Budget Reconciliation Act of 1984, as amended ("COBRA"), and all of the rules and regulations promulgated thereunder.

         3.21   NO CHANGES PRIOR TO CLOSING DATE. Except as set forth on
SCHEDULE 3.21, since the Balance Sheet Date, except as otherwise expressly contemplated by this Agreement, none of the Companies has (a) suffered any material adverse change in its working capital, financial condition, assets, liabilities, business or prospects, experienced any labor difficulty or suffered any material casualty loss (whether or not insured); (b) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the Ordinary Course of Business; (c) permitted any of its assets to be subjected to any Encumbrances; (d) paid, discharged or satisfied any claim, Encumbrance or liability other than those which are reflected on the Balance Sheets or which were incurred after the Balance Sheet Date in the Ordinary Course of Business; (e) sold, transferred or otherwise disposed of any assets except in the Ordinary Course of Business; (f) made any capital expenditure or commitment therefor, except in the Ordinary Course of Business;
(g) made any distribution on any shares of its capital stock (other than normal distributions consistent with past practices not exceeding $45,600 in any weekly period), or redeemed, purchased or otherwise acquired any shares of its capital stock; (h) made any bonus or profit sharing distribution or payment of any kind;
(i) increased its indebtedness for borrowed money, except current borrowings from banks in the Ordinary Course of Business, or made any loan to any Person;
(j) written down the value of any inventory or written off as uncollectible any notes or accounts receivable, except write-offs in the Ordinary Course of Business, none of which individually or in the aggregate is material to the Company; (k) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or other employees; (l) canceled or waived any claims or rights of substantial value; (m) made any change in any method of accounting or auditing practice (other than the write-off of preopening store organizational costs expenses); (n) otherwise conducted its business or entered into any transaction except in the usual and ordinary manner and in the Ordinary Course of Business; or (o) agreed, whether or not in writing, to do any of the foregoing or take any action or in action which would result in a Breach of any of the representations and warranties set forth in this ARTICLE III.

         3.22 BROKER'S OR FINDER'S FEES. Except as set forth on SCHEDULE 3.22, no agent, broker, person or firm acting on behalf of any Company or Owner is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Affiliate of the parties hereto, in connection with any of the Subject Transactions. No Person set forth on SCHEDULE 3.22 hereto is entitled to any commission or broker's or finder's fees from Purchaser or Doctor for its services on behalf of a Company or an Owner in connection with any of the Subject Transactions.

         3.23   LICENSES, PERMITS, CONSENTS AND APPROVALS. Set forth on SCHEDULE
3.23 is each Governmental Authorizations required for use or used in the Companies' respective businesses, together with the respective expiration or renewal date of such Governmental Authorization, which such Governmental Authorizations are all Governmental Authorizations required to conduct the Companies'



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
respective businesses. Except as set forth on SCHEDULE 3.23, no Consent, notice or other action of any kind by any of the Companies, Owners or Purchaser will be required as a result of the consummation of the Subject Transactions (a) to avoid the loss of any Governmental Authorization or the violation, breach or termination of, or any default under, or the creation of any Encumbrances on any asset of any of the Companies pursuant to the terms of, any Legal Requirement or any Contract binding upon a Company or to which any such asset may be subject or
(b) to enable Purchaser (or its Designee) and Doctor to continue the businesses of the Companies substantially as conducted prior to the Closing Date. All such filings and consents will be duly filed, given, obtained or taken on prior to the Closing Date and will be in full force and effect on the Closing Date.

         3.24   ENVIRONMENTAL AND HEALTH AND SAFETY MATTERS.

                (a) Except as set forth on SCHEDULE 3.24, TO THE KNOWLEDGE OF THE OWNERS AND THE COMPANIES:

                      (i) The Companies are and have been in compliance at all times with all applicable Environmental and Safety Requirements, and none of the Companies has received any notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), or any corrective, investigatory or remedial obligations, arising under Environmental and Safety Requirements with respect to the past or present operations or properties of its business.

                      (ii) Each Company has obtained, and is and has been in compliance at all times with all terms and conditions of, all permits, licenses and other authorizations required pursuant to Environmental and Safety Requirements for the occupation of the properties of its business and the conduct of its operations.

                      (iii) None of the following exists at any property owned or occupied by any of the Companies: asbestos-containing material in any form or condition; polychlorinated biphenyl-containing materials or equipment; or underground storage tanks.

                      (iv) The transactions contemplated by this Agreement do not impose any obligations under Environmental and Safety Requirements for site investigation or cleanup or notification to or consent of any Governmental Body or third parties.

                      (v) No facts, events or conditions relating to the past or present properties or operations of the business of any of the Companies or, to the Companies' and the Owners' Knowledge, properties contiguous thereto will
(x) prevent, hinder or limit continued compliance by Purchaser with Environmental and Safety Requirements, (y) give rise to any corrective, investigatory or remedial obligations on the part of Purchaser pursuant to Environmental and Safety Requirements, or (z) give rise to any liabilities on the part of Purchaser (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including, without limitation, those liabilities relating to on-site or off-site hazardous substance releases, personal injury, property damage or natural resources damage.



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
                      (vi) None of the Companies has assumed any liabilities or obligations of any third party under Environmental and Safety Requirements.

                (b) The Companies have delivered or made available to Purchaser true, complete and correct copies of all environmental reports, analyses, tests or monitorings in the possession of the Companies pertaining to any property owned or operated in connection with the Business and a true, complete and correct list identifying all third party facilities at which contaminants generated in connection with the Business (whether by a Company or any prior owner or occupant) have been transported, treated, stored, handled or disposed within the past five years.

         3.25 CERTAIN PAYMENTS. None of the Companies or any of their respective directors, managers, officers, agents or employees, nor any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made, offered or agreed to offer any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Company or any Affiliate of a Company, or (iv) in violation of any Legal Requirement, or
(b) established or maintained any material fund or asset that has not been recorded in the books and records of the Companies.

         3.26   RELATIONSHIPS WITH RELATED PERSONS. Except as set forth on
SCHEDULE 3.26, neither any Owner nor any Related Person of any Owner or any Company has, or has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Business. Neither any Owner nor any Related Person of any Owner or any Company, is, or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with a Company other than business dealings or transactions conducted in the Ordinary Course of Business with such Company at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with a Company with respect to any line of the products or services of a Company (a "Competing Business") in any market presently served by a Company except for the ownership of less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Neither any Owner nor any Related Person of any Owner or any Company is a party to any Contract with, or has any claim or right against, the Company.

         3.27 FRAUD AND ABUSE. None of the Companies or any of the Owners has engaged in any activities that are prohibited under federal Medicare and Medicaid statutes, 42 U.S.C. ss.1320a-7b, the False Claims Act, or the regulations promulgated pursuant to such statutes, or any similar federal, state or local statutes or regulations or which are prohibited by binding rules of professional conduct, including, but not limited to, the following:

                (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment;

                (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

                (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; and

                (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bride or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or other applicable third party payors, or (ii) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or order of any good, facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid or other applicable third party payors.

         3.28 YEAR 2000 COMPLIANCE. Except as set forth on SCHEDULE 3.28, to the Knowledge of Dr. Bizer, Lynn, Joel Coleman, David Carrig and/or Beth Stenberg, the Companies' software, whether owned or leased, is designed to be used prior to, during and after the calendar year 2000 A.D., and such software will operate during each such time without error relating to the date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

         3.29. HSR CERTIFICATE. As of the date of this Agreement, Dr. Bizer and Lynn Bizer are not aware of any facts or circumstances that would prevent or impair their ability to execute and deliver at Closing the certificate relating to the HSR Act as contemplated in SECTION 8.16.

                                   ARTICLE IV

                       REPRESENTATIONS OF DOCTOR AND LYNN

         Doctor and Lynn represent and warrant as follows:

         4.01 EXISTENCE AND GOOD STANDING OF DOCTOR; LICENSING. Doctor is a professional limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky. Lynn is licensed to practice optometry in Kentucky, Tennessee, Indiana and, if required by law is or will be as of the Closing, licensed to practice optometry in Missouri. Lynn owns, beneficially and of record, all of the ownership interest in Doctor and there are no preemptive rights nor any outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any ownership or other interest in Doctor, other than as contemplated by this Agreement.

         4.02   POWER AND AUTHORITY.

                (a) Lynn has the legal right, power and authority to make, execute, deliver and perform this Agreement. This Agreement has been duly executed and delivered by Lynn and, upon the execution and delivery of the remaining Acquisition Documents by Lynn (to which he is a party), such remaining Acquisition Documents will have been duly executed and delivered by Lynn, and this Agreement is, and such other Acquisition Documents will be, upon due execution and delivery thereof, the legal, valid, and binding obligations of Lynn enforceable against him in accordance with the respective terms thereof.

                (b) Doctor has the legal right, power and authority to make, execute, deliver and perform this Agreement, and this Agreement has been duly authorized and approved by all required action of Doctor. Doctor has taken, or will take before the Closing Date, all actions required by law, Doctor's Articles of Organization, Operating Agreement, or otherwise, to authorize the execution and delivery of this Agreement and the other Acquisition Documents, and the performance of its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Doctor and, upon the execution and delivery of the remaining Acquisition Documents by a duly authorized officer of Doctor, the remaining Acquisition Documents will have been duly executed and delivered by Doctor, and this Agreement is, and such other Acquisition Documents will be, upon due execution and delivery thereof, the legal, valid, and binding obligations of Doctor enforceable against it in accordance with the respective terms thereof.

         4.03 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of Doctor or Lynn is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Affiliate of the parties hereto, in connection with any of the Subject Transactions.

         4.04 NO CONFLICT. (a) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Subject Transactions will, directly or indirectly (with or without notice or lapse of time):

                      (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Doctor, or (B) any resolution adopted by the Board of Directors or members of Doctor as currently in effect;

                      (ii) contravene, conflict with, or result in a violation or Breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract to which Lynn or Doctor is a party;

                (b) Neither Lynn or Doctor is required, or will be required, to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Subject Transactions.

         4.05 LITIGATION. There is no Proceeding by any Person, or by or before (or any investigation by) any Governmental Body, pending, or to the Knowledge of Doctor or Lynn threatened, against or affecting the Subject Transactions or Doctor's or Lynn's ability to consummate the Subject Transactions, and neither Lynn nor Doctor know of any valid basis for any such Proceeding.

         4.06 LICENSING, ETC. Doctor and Lynn represent and warrants that (i) Doctor and Lynn has knowledge and information with respect to the Companies and has been afforded full access to the books and records of the Companies, (iii) Doctor and Lynn have the ability to evaluate and bear the risk of its investment in the Doctor's Assets and (iv) Doctor and Lynn have consulted with legal counsel and has a good faith belief that the Subject Transactions do not contravene, conflict with, or result in a violation of, or give any Governmental Body or other person the right to challenge any of the Subject Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Doctor or Lynn, or any of the assets owned, or to be owned, or used by Doctor or Lynn, may be subject.

                                    ARTICLE V

                          REPRESENTATIONS OF PURCHASER

         Subject to the provisions of ARTICLE VIII, Purchaser represents and warrants as follows:

         5.01 EXISTENCE AND GOOD STANDING OF PURCHASER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

         5.02 POWER AND AUTHORITY. Purchaser has the legal right, corporate power and authority to make, execute, deliver and perform this Agreement, and this Agreement has been duly authorized and approved by all required action of Purchaser. Purchaser has taken, or will take before the Closing Date, all actions required by law, Purchaser's Articles of Incorporation, Bylaws, or otherwise, to authorize the execution and delivery of this Agreement and the other Acquisition Documents, and the performance of its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Purchaser and, upon the execution and delivery of the remaining Acquisition Documents by a duly authorized officer of Purchaser, the remaining Acquisition Documents will have been duly executed and delivered by Purchaser, and this Agreement is, and such other Acquisition Documents will be, upon due execution and delivery thereof, the legal, valid, and binding obligations of Purchaser enforceable against it in accordance with the respective terms thereof.

         5.03 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of Purchaser is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Affiliate of the parties hereto, in connection with any of the Subject Transactions.

         5.04 NO CONFLICT. (a) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Subject Transactions will, directly or indirectly (with or without notice or lapse of time):

                      (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Purchaser, or (B) any resolution adopted by the Board of Directors or shareholders of Purchaser as currently in effect;

                      (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Subject Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Purchaser may be subject;

                      (iii) contravene, conflict with, or result in a violation or Breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract to which Purchaser is a party;

                (b) Except as set forth on SCHEDULE 5.04(b), Purchaser is not required, and will not be required, to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Subject Transactions.

         5.05 LITIGATION. There is no Proceeding by any Person, or by or before (or any investigation by) any Governmental Body, pending, or to the Knowledge of Purchaser threatened, against or affecting the Subject Transactions or Purchaser's ability to consummate the Subject Transactions, and Purchaser does not know of any valid basis for any such Proceeding.

                                   ARTICLE VI

          CONDUCT OF BUSINESS; REVIEW; CONFIDENTIALITY; NONCOMPETITION

         6.01 CONDUCT OF BUSINESS OF THE COMPANIES. During the period from the date of this Agreement to the Closing Date, the Owners shall cause the Companies to, and the Companies shall, conduct the operations of the Companies only according to their respective Ordinary Course of Business and to use their respective Best Efforts to preserve intact the business organizations of the Companies, keep available the services of managers, officers and employees of each of the Companies and maintain satisfactory relationships with licensors, suppliers, distributors, lessees, clients and others having business relationships with any of the Companies. During the period from the date hereof to and including the Closing Date, the Companies shall, and the Owners shall cause the Companies to, pay all accounts payable and other payables of the Companies in a timely manner consistent with past practices. Notwithstanding the immediately preceding sentence, pending the Closing and except as may be first approved by Purchaser or as is otherwise permitted or required by this Agreement, the Owners will cause the Companies to, and the Companies will, (a) cause their respective Articles of Incorporation, Articles of Organization, By-Laws and/or Operating Agreement and other governing documents to be maintained in their form on the date of this Agreement, (b) maintain the compensation payable or to become payable by any of the Companies to any officer, employee or agent at their levels on the date of this Agreement, except for increases to non-salary store personnel consistent with past practices, and increases to salary personnel consistent with past practices not to exceed the increase in the CPI during the preceding 12-month period, (c) refrain from making any bonus, pension, retirement or insurance payment or arrangement to or with any such persons except those that may have already been accrued, and bonus and insurance payments in the Ordinary Course of Business and consistent with the past practice of such Company, (d) refrain from entering into any contract or commitment except contracts in the Ordinary Course of Business, (e) refrain from paying or declaring any dividends or making any distribution in cash or in property to any of its shareholders or members (other than cash distributions consistent with past practices not exceeding $45,600 per weekly period), (f) refrain from creating, incurring, or assuming any long-term or short-term debt (other than accounts payable incurred in the Ordinary Course of Business consistent with past practices) whether for money borrowed or otherwise, (g) refrain from assuming, guarantying, endorsing or otherwise becoming liable or responsible for the obligation of any Person, (h) refrain from making any loans, advances or capital contributions to, or investments in, any other Person (other than accounts receivables arising in the Ordinary Course of Business), (i) refrain from making any change affecting any bank, safe deposit or power of attorney arrangements of a Company, (j) refrain from incurring or committing to any capital expenditure, obligations or liabilities in respect thereof which in the aggregate exceed or would exceed $10,000 on a cumulative basis, (k) refrain from any action which may subject the assets of any Company to any Encumbrance of any kind or character except in such Company's Ordinary Course of Business, and (l) refrain from taking any action, the taking of which, or from omitting to take any action, the omission of which, would cause any of the representations and warranties contained in ARTICLE III to fail to be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date. During the period from the date of this Agreement to the Closing Date, the Owners shall cause the Companies to, and the Companies shall, confer on a regular and frequent basis with one or more designated Representatives of Purchaser to report material operational matters and to report the general status of ongoing operations of the Companies. The Owners shall cause the Companies to, and the Companies shall, notify Purchaser of any unexpected emergency or other change in the normal course of any of their respective businesses or in the operation of any of their respective properties and of any Proceeding (or communications indicating that the same may be contemplated), involving any material property of any Company, and to keep Purchaser fully informed of such events and permit its representatives prompt access to all materials prepared in connection therewith. Except as otherwise expressly permitted by this Agreement, and without limiting the generality of the foregoing, between the date of this Agreement and the Closing Date, the Owners will cause the Companies not to, and the Companies will not, without the prior written consent of Purchaser, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in SECTION 3.21 hereof is likely to occur.

         6.02 REVIEW OF THE COMPANIES. The Owners shall cause the Companies to, and the Companies shall (i) permit Purchaser, Doctor and their respective Representatives to have, after the date of execution hereof, full and complete access to the premises and to all the properties, assets, books, records and other



28

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documents of the Companies to enable Purchaser and Doctor to make an examination of the business, properties, assets, books, records and other documents of the Companies as Purchaser, Doctor and their respective Representatives may determine and (ii) cause the officers of the Companies to furnish Purchaser and Doctor with such financial and operating data and other information with respect to the business and properties of the Companies as Purchaser or Doctor shall from time to time reasonably request. Purchaser, Doctor and their respective Representatives hereby agree to conduct such examinations so as to not unreasonably interfere with the conduct of the Companies' businesses. As part of such examination, Purchaser, Doctor and their respective Representatives may make such inquiries of such persons having business relationships with any Company (including but not limited to suppliers, licensees, distributors and customers) as Purchaser, Doctor and their respective Representatives shall determine and the Owners shall cause the Companies to, and the Companies shall, cooperate fully with Purchaser, Doctor and their respective Representatives in connection therewith.

         6.03 NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to SECTION 12.01, the Owners will not, and will cause the Companies and their respective Representatives not to, and none of the Companies will, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Purchaser) relating to any transaction involving the sale of the Business or the Assets (other than in the Ordinary Course of Business), or any of the capital stock or ownership interest in any Company, or any merger, consolidation, business combination, or similar transaction involving any Company. The Companies and the Owners will promptly communicate to Purchaser the terms of any proposal received or the fact that any Company or any Owner has received inquiry with respect to, or have participated in discussions or negotiations in respect of, any such transaction, and the identity of any Persons who initiated or participated in such discussions or negotiations.

         6.04 NON-COMPETITION. (a) Purchaser, Doctor, the Companies and the Owners agree that the Purchase Price and the Doctor's Purchase Price were fixed on the basis that the transfer of the Assets to Purchaser and the Doctor's Assets to Doctor would provide Purchaser and Doctor with the full benefit and good will of the Companies as it existed on the Closing Date. The Companies and the Owners acknowledge that it is proper for Purchaser and Doctor to have assurance that the value of the Assets and the Doctor's Assets will not be diminished by acts of the Companies or the Owners after the Closing Date. Accordingly, Dr. Jerry Bizer is executing a Non-Competition Agreement and each of the Companies and Owners (other than Dr. Bizer and Lynn) covenants and agrees that, commencing on the Closing Date and ending on the fifth anniversary of the Closing Date, it will not (i) directly or indirectly compete with, or own, manage, operate, or control or participate in the ownership, management, operation or control of, or provide consulting services or financial resources to, or act as guarantor for, any business, firm, corporation, partnership, person, proprietorship or other entity which is conducting any business which competes with the business of any of the Companies as constituted on the Closing Date, or as constituted thereafter before the fifth anniversary of the Closing Date to the extent reflecting a reasonable extension of a Company's line or lines of business as constituted on the Closing Date (the "Restricted Business") in any part of the geographic areas consisting of each of the counties in Kentucky, Indiana, Tennessee and Missouri in which a store of a Company is located as of the Closing Date, and



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each county contiguous to each such county, (ii) employ or directly or indirectly solicit to leave his or her employment or engagement with Purchaser, Doctor or any of their respective Affiliates any of their respective employees, consultants, agents, or independent contractors (for this purpose, the terms "employees," "consultants," "agents," and "independent contractors" shall include any persons having such status with regard to such company at any time during the twelve (12) months preceding any solicitation in question), or (iii) solicit, interfere with, or endeavor to entice away from Purchaser, Doctor or any of their respective Affiliates, for itself or on behalf of any Person, any customer or supplier of the Restricted Business of Purchaser, Doctor or any of their respective Affiliates. The foregoing provisions shall not apply to investments in shares of stock of a corporation traded on a national securities exchange or on the national over-the-counter market which shall constitute less than one percent of the outstanding shares of such stock of such corporation.

                (b) If any Company or Owner commits a breach, or threatens to commit a breach, of any of the provisions of this SECTION 6.04 OR SECTION 7.03 OR 7.04, Purchaser and Doctor shall have the right and remedy, in addition to any others, to have the provisions of this SECTION 6.04 OR SECTION 7.03 OR 7.04, as the case may be, specifically enforced by any court having equity jurisdiction, together with an accounting therefor, it being acknowledged and understood by the Companies and the Owners that any such breach or threatened breach will cause irreparable injury to Purchaser and Doctor and that money damages will not provide an adequate remedy therefor.

         6.05 USE OF NAME; CHANGE OF NAME. (a) The Company has transferred to Doctor all of its right to use the names "Bizer", "Dr. Bizer", "Dr. Bizer's VisionWorld" and "Dr.'s ValuVision." The Owners and the Companies expressly agree not to use such names, or any variation thereof, in connection with any Restricted Business. Concurrent with, or immediately following the Subject Transactions, the Companies shall, and the Owners shall cause the Companies to, change each of their names to a name substantially different from the names "Bizer", "Dr. Bizer", "Dr. Bizer's VisionWorld" and "Dr.'s ValuVision" and file Articles of Amendment to its Articles of Organization and such other documents (including, without limitation, abandoning any assumed name designations) as may be necessary to effectuate such name changes.

                (b) Dr. Jerry L. Bizer consents to, and grants to Purchaser (and its Designee) and Doctor, perpetual and exclusive right to use the names "Bizer" and "Dr. Bizer" in connection with operation of their respective businesses, and any line of business similar thereto in which Purchaser (and its Designee) and/or Doctor may hereinafter engage; PROVIDED, HOWEVER, that Dr. Jerry L. Bizer shall be permitted to use the name "Bizer Industries" in connection with the activities expressly permitted in the Non-Competition Agreement. Such right to use the names shall be assignable to any Affiliate of Purchaser. Without limiting the generality of SECTION 6.05(b) above, Dr. Bizer expressly agrees not to use the name "Bizer" or "Dr. Bizer" or any variation thereof, in connection with any substantially similar business which competes with the business of Purchaser or Doctor as constituted on the Closing Date or as constituted thereafter to the extent reflecting a reasonable extension of Purchaser's (and its Affiliates) or Doctor's line or lines of business as constituted on the Closing Date.

         6.06 PROCEDURE WITH RESPECT TO PROVIDER CONTRACTS. Between the date of this Agreement and



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the Closing, the Companies, Purchaser and Doctor shall cooperate, as may be requested by Purchaser in its sole discretion, in (i) notifying each of the other parties to the provider agreements listed on SCHEDULE 3.10 to which a Company is a party, that such agreement will be assigned to Doctor, (ii) with respect to each agreement listed on SCHEDULE 3.10 to which an optometrist is a party, in notifying the other party to such agreement that the optometrist will be employed by Doctor after the Closing (iii) notifying each of the insurance companies or similar entity to whom a Company has a billing relationship that Doctor has purchased the Business and (iv) providing such party with the employer identification number of Doctor and such other information as may be requested by such party for the purpose of admitting Doctor, or its optometrists as a provider under the plans which are the subject of such provider agreements.

         6.07 WRITE-OFF OF PRE-OPENING COSTS. Prior to Closing, the Companies will write-off all of the pre-opening store organizational costs and expenses.

                                   ARTICLE VII

                                MUTUAL COVENANTS

         Purchaser, Lynn, Doctor, the Owners and the Companies each covenant that:

         7.01 RETURN OF DOCUMENTS AND DISCLOSURE. If this Agreement is terminated for any reason pursuant to SECTION 12.01, each party shall return all documents and materials and copies thereof which shall have been furnished by or on behalf of the other party, and each party hereby covenants that such party will not disclose to any Person any confidential or proprietary information about the other party or any information regarding the transactions contemplated hereby, except insofar as may be necessary to assert its rights hereunder or as required by law.

         7.02 COOPERATION. Subject to the terms and conditions herein provided, each party hereto will use such party's Best Efforts to take, or cause to be taken, such actions, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and applicable law to consummate and make effective all of the Subject Transactions.

         7.03 PUBLICITY. Unless the parties mutually agree in advance or are required by Legal Requirements, prior to the Closing, the Owners shall, and shall cause the Companies to, and the Companies shall, and Purchaser and Doctor shall, keep this Agreement strictly confidential and may not make any disclosure of this Agreement or the Subject Transactions to any Person, other than disclosure by Purchaser as it may deem necessary or advisable in connection with the Subject Transactions (including the financing of such transactions). The Owners, the Companies, Purchaser and Doctor will consult with each other concerning the means by which the Companies' employees, customers, and suppliers and others having dealings with the Companies will be informed of the Subject Transactions, and Purchaser and Doctor will have the right to be present for any such communication. Any public announcement or similar publicity with respect to this Agreement or the Subject Transactions after the



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Closing will be issued, if at all, at such time and in such manner as the parties mutually determine.

         7.04 CONFIDENTIALITY. Before and after the Closing, each of the parties to this Agreement shall, and shall cause its respective Representatives and affiliated parties to, hold in strict confidence and not use or disclose to any other party without the prior written consent of the other party, all confidential information obtained from the other parties in connection with the transactions contemplated hereby and all information relating to the Assets, the Doctor's Assets and the Business; provided, however, that such information may be used or disclosed (i) when required by any regulatory authorities or governmental agencies, (ii) if required by court order or decree or applicable law, (iii) if it is publicly available other than as a result of a breach of this Agreement, (iv) if it is otherwise contemplated herein, or (v) by Purchaser or Doctor from and after the Closing.

         7.05 NOTIFICATION. (a) Between the date of this Agreement and the Closing Date, the Owners and the Companies will promptly notify Purchaser and Doctor in writing if any of the Owners or any of the Companies becomes aware of any fact or condition that causes or constitutes a Breach of any of the Companies' or the Owners' representations and warranties as of the date of this Agreement, or if any Company or any Owner becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules attached hereto if such Schedules were dated the date of the occurrence or discovery of any such fact or condition, the Owners and the Companies will promptly deliver to Purchaser and Doctor a supplement to such Schedule specifying such change. During the same period, the Companies and the Owners will promptly notify Purchaser and Doctor of the occurrence of any Breach of any covenant of any Company or any Owner in ARTICLE VI OR ARTICLE VII or of the occurrence of any event that may make the satisfaction of the conditions in ARTICLE VIII, IX OR X impossible or unlikely.

                (b) Between the date of this Agreement and the Closing Date, Purchaser will promptly notify the Sellers' Representative in writing if Purchaser becomes aware of any fact or condition that causes or constitutes a Breach of any of Purchaser's representations and warranties as of the date of this Agreement, or if Purchaser becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules attached hereto if such Schedules were dated the date of the occurrence or discovery of any such fact or condition, Purchaser will promptly deliver to the Sellers' Representative a supplement to such Schedules specifying such change. During the same period, Purchaser will promptly notify the Sellers' Representative of the occurrence of any Breach of any covenant of Purchaser in ARTICLE VI or ARTICLE VII or of the occurrence of any event that may make the satisfaction of the conditions in
ARTICLE VIII, IX or X impossible or unlikely.

                (c) Between the date of this Agreement and the Closing Date, Doctor and Lynn will promptly notify the Sellers' Representative and Purchaser in writing if Doctor or Lynn becomes aware



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of any fact or condition that causes or constitutes a Breach of any of Doctor's or Lynn's representations and warranties as of the date of this Agreement, or if Doctor or Lynn becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules attached hereto if such Schedules were dated the date of the occurrence or discovery of any such fact or condition, Doctor and Lynn will promptly deliver to the Sellers' Representative and Purchaser a supplement to such Schedules specifying such change. During the same period, Doctor and Lynn will promptly notify the Sellers' Representative and Purchaser of the occurrence of any Breach of any covenant of Doctor or Lynn in ARTICLE VI or ARTICLE VII or of the occurrence of any event that may make the satisfaction of the conditions in ARTICLE VIII, IX or X impossible or unlikely.

         7.06 REQUIRED APPROVALS. (a) As promptly as practicable after the date of this Agreement, the Owners will, and will cause the Companies to, and the Companies will, make all filings required by Legal Requirements to be made by them in order to consummate the Subject Transactions, including, without limitation, the filing, if any, required under the HSR Act. Between the date of this Agreement and the Closing Date, the Owners will, and will cause the Companies to, and the Companies will, (a) cooperate with Purchaser, Doctor and Lynn with respect to all filings that Purchaser, Doctor or Lynn elects to make or is required by Legal Requirements to make in connection with the Subject Transactions, and (b) cooperate with Purchaser, Doctor and Lynn in obtaining all consents identified in SCHEDULES 3.11(a), 3.11(b) AND 3.23.

                (b) As promptly as practicable after the date of this Agreement, Purchaser will make all filings required by Legal Requirements to be made by it in order to consummate the Subject Transactions, including, without limitation, the filing, if any, required under the HSR Act.. Between the date of this Agreement and the Closing Date, Purchaser shall (a) cooperate with the Owners and the Companies with respect to all filings that the Owners and the Companies elect to make or are required by Legal Requirements to make in connection with the Subject Transactions, and (b) cooperate with the Owners and the Companies in obtaining all consents identified in SCHEDULES 3.11(a), 3.11(b) AND 3.23.

                (c) As promptly as practicable after the date of this Agreement, Doctor and Lynn will make all filings required by Legal Requirements to be made by it in order to consummate the Subject Transactions, including, without limitation, the filing, if any, required under the HSR Act.. Between the date of this Agreement and the Closing Date, Doctor and Lynn shall (a) cooperate with Purchaser, the Owners and the Companies with respect to all filings that Purchaser, the Owners or the Companies elect to make or are required by Legal Requirements to make in connection with the Subject Transactions, and (b) cooperate with the Owners and the Companies in obtaining all consents identified in SCHEDULES 3.11(a), 3.11(b) AND 3.23.

         7.07 COLLECTION OF ACCOUNTS RECEIVABLE. Following the Closing, Purchaser and Doctor will use commercially reasonable efforts to collect the accounts receivable of the Companies acquired by them hereunder.



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         7.08   RELEASES. Purchaser will use commercially reasonable efforts to obtain releases of the Owners from all Leases and personal property leases being assumed by Purchaser (or its Designee) hereunder and identified on the attached Schedules as being guaranteed by Bizer or any of the other Owners.

         7.09 LETTER OF CREDIT. Purchaser or Doctor shall secure a letter of credit in the amount of $40,000 (or make other reasonably satisfactory arrangements) securing the obligation of Doctor with respect to its membership with Suburban Excimer Laser Center, LLC so as to cause the release of the $40,000 letter of credit currently provided by Dr. Bizer.

                                  ARTICLE VIII

                      CONDITIONS TO PURCHASER'S OBLIGATIONS

         All obligations of Purchaser to be discharged under this Agreement at the Closing are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, unless waived in writing by Purchaser prior to or at the Closing:

         8.01 TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Owners, the Companies, Doctor and Lynn contained in this Agreement or in any Schedule delivered pursuant hereto (i) that are qualified as to materiality, shall be true and correct when made and as of the Closing Date and (ii) that are not qualified as to materiality, shall be true and correct in all material respects when made and as of the Closing Date (in both cases, without giving effect to any supplement to a Schedule delivered pursuant to this Agreement), and each of the Owners (or the Sellers' Representative on their behalf), the Companies, Doctor and Lynn shall have delivered to Purchaser a certificate, dated the Closing Date, to such effect.

         8.02 COVENANTS AND AGREEMENTS OF THE OWNERS, THE COMPANY AND DOCTOR. The Owners, the Companies, Doctor and Lynn shall have caused all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them in all material respects prior to or at the Closing to be so performed or complied with. The Companies, the Owners (or the Sellers' Representative on their behalf), Doctor and Lynn shall have each executed and delivered to Purchaser a certificate, dated the Closing Date, to such effect.

         8.03 GOOD STANDING AND TAX CERTIFICATES. The Companies, Doctor and Lynn shall have delivered to Purchaser (a) copies of the articles of incorporation or organization (or other comparable document) of each Company and Doctor, including all amendments thereto, certified by the respective Secretary of State of the state of incorporation or organization and (b) certificates as to the existence, authorization to do business and tax status (to the extent available from the respective tax authorities) of each Company and Doctor certified by the appropriate authority in the jurisdiction of incorporation, organization and/or qualification in which such Company or Doctor, as the case may be, is qualified to do business.



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         8.04   NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall have been no material adverse change in the assets or liabilities, the business or condition, financial or otherwise, the results of operations, or prospects of the Companies since the Balance Sheet Date, except as set forth on
SCHEDULE 3.06 (without giving effect to any supplement to a Schedule delivered pursuant to this Agreement) and there shall not have been any events, circumstances or developments which, with the passage of time, might reasonably be expected to have a Material Adverse Effect on the Business of the Companies being transferred hereunder, and the Owners (or the Sellers' Representative on their behalf) and the Companies shall have each delivered to Purchaser a certificate, dated the Closing Date, to such effect.

         8.05 NO LITIGATION THREATENED. No Proceeding shall have been instituted or, to the Knowledge of any of the Companies, the Owners, Doctor or Lynn, threatened to restrain or prohibit any of the Subject Transactions, and each of the Owners (or the Sellers' Representative on their behalf), the Companies, Doctor and Lynn shall have delivered to Purchaser a certificate, dated the Closing Date, to such effect.

         8.06 APPROVALS; FILINGS. All Consents necessary to permit the consummation of the Subject Transactions shall have been received. All filings (other than those, if any, which may be required to be filed, given, obtained or taken solely by Purchaser) shall have been duly filed, given, obtained or taken on or prior to the Closing Date and will be in full force and effect on the Closing Date. Each of the Owners (or the Sellers' Representative on their behalf), the Companies, Doctor and Lynn shall have delivered to Purchaser a certificate, dated the Closing Date, to such effect.

         8.07 PROCEEDINGS. All actions or proceedings to be taken in connection with the Subject Transactions and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser and its counsel and Purchaser shall have received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         8.08 OPINION OF COUNSEL. The Companies and Owners shall have furnished Purchaser with a favorable opinion, dated the Closing Date, of Greenebaum Doll & McDonald PLLC in substantially the form of EXHIBIT K attached hereto.

         8.09 NONCOMPETITION AGREEMENTS. Dr. Jerry L. Bizer shall have executed and delivered to Purchaser the Non-Competition Agreement (the "Non-Competition Agreement") in substantially the form of EXHIBIT M attached hereto pursuant to which Dr. Bizer will agree not to compete for a period of five years in exchange for aggregate payments of $2,000,000 over such period.

         8.10 ESCROW AGREEMENT. The Escrow Agent and the Sellers' Representative shall have executed and delivered the Escrow Agreement.

         8.11 LEASE AGREEMENTS. The owners of the store premises at Market and 1st Street, Louisville



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shall have executed and delivered to Purchaser the triple net leases for the store premises located at Market and 1st Street, Louisville, Kentucky (with a rent of $9688,000 per annum) and Highway 131, Clarksville, Indiana (with a rent of $240,000 per annum), respectively, in substantially the form of EXHIBIT N-1 attached hereto, each of which shall be for a term of 10 years with two options to extend the term for an additional five years. Wesleyan Group and Bizer Four, the owners of the two corporate office premises located at Highway 131, Clarksville, Indiana occupied by the Company, shall have executed and delivered to Purchaser the leases for such premises in substantially the forms of EXHIBIT N-2 attached hereto (with a rental of $4,166 per month for the premises attached to the store and $3,000 per month for the premises next door to the store ), each with a term of six-months with two options to extend the term for an additional six-months.

         8.12 MANAGEMENT SERVICES AGREEMENTS. Doctor shall have executed the Retail Business Management Services Agreement in substantially the form of EXHIBIT O hereto and the Professional Business Management Agreement in substantially the form of EXHIBIT P hereto and Doctor and Lynn shall have executed employment agreement contemplated in such Management Agreements.

         8.13 DOCTORS' CONDITIONS. All of the conditions to Doctor's obligations hereunder as set forth in ARTICLE X shall have been satisfied or, if consented to by Purchaser, waived.

         8.14 LEASES; LANDLORD ESTOPPEL LETTERS. With respect to each of the Leases, the landlords, and each instance where a Company occupies the premises under a sublease, the primary landlord, shall have delivered estoppel certificates (the "Landlord Estoppel Certificates") each in substantially the form of EXHIBIT Q attached hereto, with such changes, additions and deletions acceptable to Purchaser. Each of the Leases shall be assigned to VPI and concurrently sublet to Doctor, each such sublease (the "Sublease Agreement") to be in substantially the form of EXHIBIT R attached hereto with such changes, additions and deletions acceptable to Purchaser. The form of Assignment (the "Assignments") assigning each such Lease to VPI shall be in substantially the form of EXHIBIT S attached hereto with such changes, additions and deletions acceptable to Purchaser. Each Landlord Estoppel Certificate shall so reflect the landlord's and primary landlord's (where applicable) consent to such assignment and concurrent sublease.

         8.15 OPTION TO PURCHASE THE PROFESSIONAL CORPORATION. Lynn shall have executed and delivered to Purchaser the Right Agreement (the "Right Agreement") in the form of EXHIBIT T attached hereto granting an affiliate of Purchaser the right to designate one or more Persons who shall be entitled to exercise an option to purchase all of membership interests in Doctor.

         8.16 HSR CERTIFICATE. Each of Dr. Jerry L. Bizer and Lynn Bizer shall have executed and delivered a certificate, in substantially the form attached hereto as EXHIBIT L, with respect to their total assets so as to permit a computation as to the requirement to file under the HSR Act.

         8.17 MANAGEMENT AGREEMENT. Any management agreement or similar agreement between any Company and any of the other Companies or Owners shall be terminated at or prior to Closing.

         8.18 TRADENAME OPTION AGREEMENT. Doctor shall have executed and delivered the Tradename



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Option Agreement in the form of EXHIBIT U hereto.

         8.19 ACKNOWLEDGMENTSTERMINATION AND RELEASES. The Companies shall have delivered to Purchaser a written acknowledgment from Lynn, Raymond David Carrig, Joel Coleman and Dr. Barowsky to the effect that neither Purchaser (or its Designee) or Doctor has any liability or obligation with respect to any phantom interest agreement, employment agreement or other Contract between a Company or Dr. Bizer and such person as a result of the consummation of the Subject Transactions.

         8.20 RELEASE OF LIENS. Each of the Encumbrances on the Assets and the Doctor's Assets shall have been released and Purchaser shall have been provided evidence reasonably satisfactory to it, of such releases.

         8.21 TERMINATION OF 401K PLAN. The Companies shall have terminated their 401K plan prior to Closing and provided evidence to Purchaser of the same.

                                   ARTICLE IX

            CONDITIONS TO THE COMPANIES' AND THE OWNERS' OBLIGATIONS

         All obligations of the Companies and the Owners to be discharged under this Agreement at the Closing are subject to the fulfillment, in all material respects, prior to or at the Closing, of each of the following conditions, unless waived in writing by the Companies and the Owners prior to or at the
Closing:

         9.01 TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser and Doctor contained in this Agreement (i) that are qualified as to materiality, shall be true and correct when made and as of the Closing Date and (ii) that are not qualified as to materiality, shall be true and correct in all material respects when made and as of the Closing Date (in both cases, without giving effect to any supplement to a Schedule delivered pursuant to this Agreement), and Purchaser, Lynn and Doctor shall have each delivered to the Companies a certificate, dated the Closing Date, to such effect.

         9.02 COVENANTS AND AGREEMENTS OF PURCHASER. Purchaser and Doctor shall have caused all covenants, agreements and conditions required by this Agreement to be performed or complied with by it in all material respects prior to or at the Closing to be so performed or complied with. Purchaser, Lynn and Doctor shall have each executed and delivered to the Companies a certificate, dated the Closing Date, to such effect.

         9.03 NO LITIGATION THREATENED. No Proceeding shall have been instituted or, to the Knowledge of Purchaser, threatened before a court or other government body or by any public authority to restrain or prohibit any of the Subject Transactions.

         9.04 APPROVALS; FILINGS. All Consents, if any, necessary to permit the consummation of the



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Subject Transactions shall have been received. All filings (other than those, if any, which may be required to be filed, given, obtained or taken solely by the Companies or the Owners) shall have been duly filed, given, obtained or taken on or prior to the Closing Date and will be in full force and effect on the Closing Date.

         9.05 PROCEEDINGS. All actions or proceedings to be taken in connection with the Subject Transactions and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Companies and their respective counsel, and the Companies shall have received copies of all such documents and other evidences as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         9.06 NON-COMPETITION AGREEMENTS. Purchaser or its Designee shall have executed and delivered to Dr. Jerry Bizer the Non-Competition Agreement.

         9.07 ESCROW AGREEMENT. The Escrow Agent and Purchaser shall have executed and delivered the Escrow Agreement.

                                    ARTICLE X

                     CONDITIONS TO THE DOCTOR'S OBLIGATIONS

         All obligations of Doctor to be discharged under this Agreement at the Closing are subject to the fulfillment, in all material respects, prior to or at the Closing, of each of the following conditions, unless waived in writing by Doctor and Purchaser prior to or at the Closing:

         10.01 TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Owners and the Companies contained in this Agreement or in any Schedule delivered pursuant hereto (i) that are qualified as to materiality, shall be true and correct when made and as of the Closing Date and (ii) that are not qualified as to materiality, shall be true and correct in all material respects when made and as of the Closing Date (in both cases, without giving effect to any supplement to a Schedule delivered pursuant to this Agreement), and each of the Owners (or the Sellers' Representative on their behalf) and the Companies shall have delivered to Doctor a certificate, dated the Closing Date, to such effect.

         10.02 COVENANTS AND AGREEMENTS OF THE OWNERS AND THE COMPANY. The Owners and the Companies shall have caused all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them in all material respects prior to or at the Closing to be so performed or complied with. The Companies and the Owners (or the Sellers' Representative on their behalf)shall have each executed and delivered to Purchaser a certificate, dated the Closing Date, to such effect.

         10.03 GOOD STANDING AND TAX CERTIFICATES. The Companies shall have delivered to Doctor (a) copies of the articles of incorporation or organization (or other comparable document) of each Company and Doctor, including all amendments thereto, certified by the respective Secretary of State of the state of incorporation or organization and (b) certificates as to the existence, authorization to do business and tax status of each Company certified by the appropriate authority in the jurisdiction of incorporation, organization and/or qualification in which such Company is qualified to do business.

         10.04 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall have been no material adverse change in the assets or liabilities, the business or condition, financial or otherwise, the results of operations, or prospects of the Companies since the Balance Sheet Date, except as set forth on
SCHEDULE 3.06 (without giving effect to any supplement to a Schedule delivered pursuant to this Agreement) and there shall not have been any events, circumstances or developments which, with the passage of time, might reasonably be expected to have a Material Adverse Effect on the Business of the Companies being transferred hereunder, and the Owners (or the Sellers' Representative on their behalf) and the Companies shall have each delivered to Purchaser a certificate, dated the Closing Date, to such effect.

         10.05 NO LITIGATION THREATENED. No Proceeding shall have been instituted or, to the Knowledge of any of the Companies or Owners, threatened to restrain or prohibit any of the Subject Transactions, and each of the Owners (or the Sellers' Representative on their behalf) and the Companies shall have delivered to Doctor a certificate, dated the Closing Date, to such effect.

         10.06 APPROVALS; FILINGS. All Consents necessary to permit the consummation of the Subject Transactions shall have been received. All filings (other than those, if any, which may be required to be filed, given, obtained or taken solely by Doctor) shall have been duly filed, given, obtained or taken on or prior to the Closing Date and will be in full force and effect on the Closing Date. Each of the Owners (or the Sellers' Representative on their behalf) and the Companies shall have each delivered to Doctor a certificate, dated the Closing Date, to such effect.

         10.07 PROCEEDINGS. All actions or proceedings to be taken in connection with the Subject Transactions and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser and its counsel and Doctor shall have received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         10.08 OPINION OF COUNSEL. The Companies and Owners shall have furnished Doctor with a favorable opinion, dated the Closing Date, of Greenebaum Doll & McDonald PLLC in substantially the form of EXHIBIT K attached hereto.

         10.09 MANAGEMENT SERVICES AGREEMENTS. VRMI and VMSO shall have executed the Retail Business Management Agreement and the Professional Business Management Agreement, respectively.

         10.10 GOVERNMENTAL AUTHORITIZATIONSAUTHORIZATIONS. Doctor and Purchaser (or its Designee) shall have obtained all Governmental Authorizations necessary or appropriate to conduct the Business after the Closing, including without limitation, the Medicare and Medicaid provider numbers to conduct business in Kentucky, Tennessee, Indiana and Missouri.

                                   ARTICLE XI

                            INDEMNIFICATION; REMEDIES

         11.01 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE. Except as otherwise expressly provided herein and subject to the time period limitations set forth in SECTION 11.05, all representations, warranties, covenants, and obligations in this Agreement and the Schedules attached hereto, and the certificates delivered pursuant to this Agreement, shall survive the Closing. The right of any party hereto to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or upon the performance of or compliance with any covenant or obligation, will not affect the right of any party hereto to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

         11.02 INDEMNIFICATION AND PAYMENT OF DAMAGES BY THE COMPANIES AND THE OWNERS. The Companies and the Owners, jointly and severally, will indemnify and hold harmless Purchaser, Lynn, Doctor, the Designees and their respective Representatives, shareholders, members, directors, officers, controlling persons and Affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of any loss, liability, claim or damage or expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                (a) any Breach of any representation or warranty made by any Owner or Company in this Agreement or any Schedule attached hereto, or any other certificate or document delivered by any Company or any Owner pursuant to this Agreement (without regard to any qualification as to "materiality" or substantiality" contained in any such representation or warranty);

                (b) any Breach by any Company or any Owner of any covenant or obligation of any Company or any Owner in this Agreement;

                (c) any product sold, or any services provided by any Company prior to the Closing Date;

                (d) any claim by any Person for broker's or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with any Company or any Owner (or any Person acting on its or their behalf) in connection with any of the transactions contemplated hereby.

                (e) any Breach by any Owner of any covenant or obligation of such Owner in the Non-Competition Agreements;

                (f) any liability or obligation of any Company other than the Assumed Liabilities and Doctor's Assumed Liabilities;

                g. any liability or obligation arising out of the Vision 100 Program] to the extent it relates to the period prior to the Closing Date;

                h. any liability or obligation relating to the self-insured health insurance program of the Companies (including, without limitation, any claims of employees or their spouses and dependents relating to claims) for claims incurred on or after the Closing Date; and

                i. any of the matters described on Schedules 3.06, 3.12, 3.14 (other the Assumed LiabitiesLiabilities and Doctor's Assumed Liabilities) and 3.17.

         In determining the loss to be indemnified, any insurance proceeds received by Purchaser or Doctor shall be taken into account.

         11.03 INDEMNIFICATION AND PAYMENT OF DAMAGES BY PURCHASER. Purchaser will indemnify and hold harmless the Companies, the Owners and their respective Representatives, shareholders, controlling persons, and Affiliates, and will pay to the Companies, the Owners and their respective Representatives, shareholders, controlling persons, and Affiliates the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Purchaser in this Agreement or in any certificate delivered by Purchaser pursuant to this Agreement, (b) any Breach by Purchaser or any of its Affiliates of any covenant or obligation of Purchaser in this Agreement or any document executed pursuant to this Agreement, (c) any claim by any Person for broker's or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Purchaser (or any Person acting on its behalf) in connection with any of the transactions contemplated hereby or (d) any claim by an Person relating to the failure of Purchaser or its Designee to satisfy any of the Assumed Liabilities or perform from and after the Closing Date under any of the Assigned Contracts.

         11.04 INDEMNIFICATION AND PAYMENT OF DAMAGES BY DOCTOR. Doctor and Lynn, jointly and severally, will indemnify and hold harmless the Companies, the Owners, Purchaser and their respective Representatives, shareholders, controlling persons, and Affiliates, and will pay to the Companies, the Owners, Purchaser and their respective Representatives, shareholders, controlling persons, and Affiliates the amount of any Damages arising, directly or indirectly, from or in connection with (a) any material Breach of any representation or warranty made by Doctor or Lynn in this Agreement or in any certificate delivered by Doctor or Lynn pursuant to this Agreement, (b) any material Breach by Doctor or Lynn of any covenant or obligation of Doctor or Lynn in this Agreement, (c) any claim by any Person for broker's or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Doctor or Lynn (or any Person acting on its behalf) in connection with any of the transactions contemplated hereby or (d) any claim by an Person relating to the failure of Doctor to satisfy any of the Doctor's Assumed Liabilities or perform from and after the Closing Date under any of the Doctor's Assigned Contracts.

         11.05 TIME LIMITATIONS. If the Closing occurs, the Companies and the Owners will have no liability with respect to any representation or warranty (other than those in the first sentence of SECTION 3.02 and SECTIONS 3.13, 3.20, 3.25 AND 3.27), unless on or before the first anniversary of the Closing Date, Purchaser, Lynn or Doctor notifies the Sellers' Representative of a claim, specifying the factual basis of that claim in reasonable detail to the extent then known by Purchaser, Lynn or Doctor, as the case may be; PROVIDED, HOWEVER, a claim with respect to SECTIONS 3.13, 3.20, 3.25 AND 3.27 may be made by Purchaser, Lynn or Doctor at any time prior to the expiration of the applicable statute of limitations, including any extension thereof; and further provided that a claim with respect to the first sentence of SECTION 3.02, or a claim for indemnification or reimbursement not based upon any representation or warranty, may be made at any time. If the Closing occurs, Purchaser will have no liability with respect to any representation or warranty, unless on or before the first anniversary of the Closing Date, the Sellers' Representative notifies Purchaser of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Sellers' Representative. If the Closing occurs, Doctor and Lynn will have no liability with respect to any representation or warranty (other than a representation or warranty made by Lynn as an Owner) unless on or before the first anniversary of the Closing Date, the Sellers' Representative or Purchaser, as the case may be, notifies Doctor or Lynn of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Sellers' Representative or Purchaser, as the case may be.

         11.06 LIMITATIONS ON AMOUNT -- THE COMPANIES AND THE OWNERS. (a) Notwithstanding anything in SECTION 11.02 to the contrary, the Companies' and the Owners' indemnification liability hereunder with respect to claims for Breaches of the representations or warranties of any Company or any Owner contained in ARTICLE III shall in the aggregate not exceed an amount equal to the Purchase Price.

                (b) None of Purchaser, Lynn, Doctor or any of the other Indemnified Persons shall be entitled to seek indemnification under this ARTICLE XI with respect to a claim for a Breach of any representation or warranty hereunder (other than the representations or warranties of the Companies and the Owners contained in the first sentence of SECTION 3.02) until the aggregate amount of all such Damages to which all of the Indemnified Persons are entitled to indemnification hereunder exceeds $100,000, at which time the Indemnified Persons shall be entitled to the full amount of such Damages.

                (c) Notwithstanding the foregoing, the limitations in SECTIONS 11.06(a) and 11.06(b) will not apply (i) to any Breach of any of the Companies' and Owners' representations and warranties of which any Company or any Owner had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by any Company or any Owner or (ii) claims or losses arising from fraud, willful misfeasance, gross negligence or misconduct committed by any Company or any Owner.

         11.07  PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS.

                (a)   Promptly after receipt by an indemnified party under
SECTION 11.02, 11.03 or 11.04 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to receive such notice.

                (b) If any Proceeding referred to in SECTION 11.07(a) is brought against an indemnified party and the indemnified party gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this ARTICLE XI for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding,
(i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person by Purchaser or Doctor or any of their respective Affiliates and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten
(10) days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                (d) The Companies and the Owners hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein.

         11.08 PROCEDURE FOR INDEMNIFICATION -- OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

         11.09 ESCROW. The parties acknowledge that Purchaser will be depositing $1,000,000 with the Escrow Agent pursuant to SECTION 2.02(b)(ii). Purchaser may assert an indemnification claim pursuant to SECTION 11.02 against the Escrow Amount in accordance with the terms of the Escrow Agreement. The parties agree that Doctor shall have the right to give notice of an indemnification claim against the Companies or Owners pursuant to SECTION 11.02 to Purchaser and direct Purchaser to assert a claim against the Escrow Amount on Doctor's behalf. Such notice shall specify the information required by SECTION
11.07 AND 11.08 and detail the amount of the indemnification claim and the facts which form the basis for such indemnification claim. To the extent such claim, damage, loss, liability, deficiency or expense is fixed or liquidated in amount, the notice shall so state and to the extent the amount of such claim is not fixed or liquidated, the notice shall so state. Purchaser shall have no duty or obligation to evaluate the merits or the validity of such indemnification claim. Upon receipt of such notice, Purchaser shall have the right and authority, but not the obligation, to assert such indemnification claim against the Escrow Amount in accordance with the terms of the Escrow Agreement. Purchaser shall immediately deliver to Doctor all amounts so received from the Escrow Amount with respect to such indemnification claims. All disputes with respect to such indemnification claims shall be resolved between the Sellers' Representative and Doctor in accordance with the terms of this Agreement. Notwithstanding any provision herein to the contrary, Doctor may only assert rights to the Escrow Amount through Purchaser, and Doctor's rights shall be limited as set forth herein and by the Escrow Amount, if any, not subject to Pending Claims (as defined in the Escrow Agreement) at the time such claim is made against the Escrow Amount by Purchaser on behalf of Doctor.

         11.10 INDEMNIFICATION CLAIMS BY DOCTOR. In the event that Doctor or Lynn receives payment from the Companies or Owners (or directly from the Escrow Amount) with respect to an indemnification claim pursuant to SECTION 11.02, Doctor shall, (i) to the extent such indemnification payment is needed by Doctor to operate its business in the ordinary course, use such amounts as working capital of Doctor, and (ii) to the extent such payment is not required to be used as working capital pursuant to clause (i) of this SECTION 11.10, use the amount of such indemnification payment to offset the principal balance of the loan obtained by Doctor to finance his acquisition of the Doctor's Assets.

                                   ARTICLE XII

                                  MISCELLANEOUS

         12.01 TERMINATION. (a) This Agreement may, by notice given prior to or at the Closing, be terminated:

                      (i) by the mutual written agreement of Purchaser and the Sellers' Representative;

                      (ii) by either Purchaser, Doctor or the Sellers' Representative on behalf of the Companies and the Owners, if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived or cured;

                      (iii) (a) by Purchaser, if any of the conditions contained in ARTICLE VIII has not been satisfied as of the Closing Date, or if satisfaction of such a condition is or becomes impossible (other than through the failure of Purchaser to comply with its obligations under this Agreement) and Purchaser has not waived such condition on or before December 1, 1998, (b) by the Sellers' Representative, if any of the conditions in ARTICLE IX has not been satisfied as of the Closing Date, or if satisfaction of such a condition is or becomes impossible (other than through the failure of any Company or any Owner to comply with their obligations under this Agreement) and the Sellers' Representative has not waived such condition on or before December 1, 1998; or
(c) by the Doctor, if any of the conditions in ARTICLE X has not been satisfied as of the Closing Date, or if satisfaction of such a condition is or becomes impossible (other than through the failure of Doctor to comply with its obligations under this Agreement) and Doctor and Purchaser has not waived such condition on or before December 1, 1998; or

                      (iv) if the Closing shall not have occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) as of December 1, 1998, or such later date as the parties may agree upon in writing.

                (b) Nothing in this SECTION 12.01 shall relieve any party of any liability for a Breach of this Agreement prior to the termination hereof.

         12.02  [INTENTIONALLY OMITTED]

         12.03 EXPENSES. The parties hereto shall pay all of their own expenses relating to the Subject Transactions, including, without limitation, the fees and expenses of their respective counsel and financial advisors; provided, however, any filing fee(s) relating any filings required under the HSR Act shall be borne one-half (1/2) by Purchaser and one-half (1/2) by the Companies and Purchaser agrees to pay the reasonable attorneys' fees of Lynn and Doctor in connection with the negotiation and consummation of the Subject Transactions.

         12.04 GOVERNING LAW. The interpretation and construction of this Agreement, the Subject Transactions and all matters relating hereto, shall be governed by the internal laws of the State of Texas without regard to conflict of laws principles.

         12.05 ENFORCEMENT; SERVICE OF PROCESS. In the event either party shall seek enforcement of any covenant, warranty or other term or provision of this Agreement or seek to recover damages for the Breach thereof, the party which prevails in such proceedings shall be entitled to recover reasonable attorneys' fees and expenses actually incurred by it in connection therewith. The parties hereto agree that the service of process or any other papers upon any of them by any of the methods specified in and in accordance with SECTION
12.07 hereto (other than by facsimile) shall be deemed good, proper, and effective service upon them.

         12.06 CAPTIONS; REFERENCES. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement. References to an "Article" or "Section" when used without further attribution shall refer to the particular article or section of this Agreement.

         12.07 NOTICES. Any notice or other communications required or permitted hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been duly given upon delivery in person, by facsimile, by overnight courier or by certified or registered mail, return receipt requested, as follows:

         If to the Owners or the Companies:  2307 Wesleyan Court
                                             Louisville, Kentucky 40222
                                             Attention: DR. JERRY L. BIZER
                                             Facsimile: (502) 339-1727

         With a copy to:                     Greenebaum Doll & McDonald PLLC
                                             3300 National City Tower
                                             Louisville, Kentucky 40202
                                             Attention: Charles Fassler
                                             Facsimile: (502) 540-2137

         If to Doctor or Lynn:               Mark E. Lynn, O.D.
                                             2427 Boulevard Napoleon
                                             Louisville, Kentucky

         With a copy to:                     Hummel & Coan
                                             Kentucky Home Life Building
                                             239 South Fifth Street
                                             Louisville, Kentucky  40202
                                             Attention: Marvin L. Coan
                                             Facsimile: (502) 585-3648


         If to Purchaser:                    Eye Care Centers of America, Inc.
                                             11103 West Avenue
                                             San Antonio, Texas 78213-1392
                                             Attention: Bernard Andrews,
                                             President
                                             Facsimile: (210) 524-6996



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
         With a copy to:                     Cox & Smith Incorporated
                                             112 E. Pecan, Suite 1800
                                             San Antonio, Texas  78205
                                             Attention: James B. Smith, Jr.
                                             Facsimile: (210)226-8395

or at such other address or telecopy number as shall have been furnished in writing by any such party, except that such notice of such change shall be effective only upon receipt. Each such notice or other communication shall be effective when received or, if given by mail, when delivered at the address specified in this SECTION 12.07 or on the fifth business day following the date on which such communication is posted, whichever occurs first.

         12.08 PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto except that Purchaser shall have the right, at or before the Closing, to designate one or more entities to which it may assign all or part of its rights and obligations hereunder respecting the purchase of the Assets (collectively, the "Designees" and individually a "Designee").

         12.09 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         12.10 ENTIRE AGREEMENT. This Agreement, including the other documents referred to herein which form a part hereof or any other written agreements that the parties enter into pursuant to or relating to the transactions contemplated by this Agreement, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. All Exhibits and Schedules referred to herein and attached hereto are incorporated herein by reference. The parties acknowledge and agree that the non-competition provisions set forth in SECTION
6.04 of this Agreement are independent of the similar obligations of Dr. Jerry
L. Bizer set forth in the Non-Competition Agreement.

         12.11 AMENDMENTS. This Agreement may not be changed orally, but only by an agreement in writing signed by Purchaser and the Sellers' Representative.

         12.12 SEVERABILITY. In case any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

         12.13 THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.



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
         12.14 JOINT PREPARATION. This Agreement has been prepared by the joint efforts of the respective attorneys to each of the parties. No provision of this Agreement shall be construed on the basis that such party was the author of such provision.














                           NEXT PAGE IS SIGNATURE PAGE

         IN WITNESS WHEREOF, Purchaser, the Companies and the Owners have executed this Agreement to be effective as of the day and year first above written.

                                       "Purchaser"

                                            EYE CARE CENTERS OF AMERICA, INC.

                                            By:
                                            Title:

                                       "Lynn"

                                             ___________________________________
                                             Mark Lynn, O.D.

                                       "Doctor"

                                             DR. MARK LYNN & ASSOCIATES, PLLC

                                             By:
                                             Title:

                                       The "Companies"

                                             DR. BIZER'S VISION WORLD, PLLC

                                             By:
                                             Title:


                                             DOCTOR'S VALUVISION, PLLC

                                             By:
                                             Title:

                                            BIZER ENTERPRISES, LLC

                                            By:
                                            Title:


                                            BIZER SERVICE COMPANY, LLC

                                            By:
                                            Title:


                                            EYE CARE ASSOCIATES, PLLC

                                            By:
                                            Title:


                                            OPTICAL PROCESSORS, LLC

                                            By:
                                            Title:


                                            AMERICAN VISION ADMINISTRATORS, LLC

                                            By:
                                            Title:


                                            THE EYE SURGERY CENTER, P.S.C.

                                            By:
                                            Title:

                                            VISION FOR LESS OF KENTUCKY, INC.

                                            By:
                                            Title:

                                        "Owners"

                                            Jerry L. Bizer, O.D.

                                            Mark E. Lynn, O.D.

                                            ____________________________________
                                            Lynn Bizer

                                            LYNN BIZER REVOCABLE TRUST

                                            By:
                                            Title:


                                            Morrisine Bizer

                                            ESTATE OF SOL B. BIZER

                                            By:
                                            Title:


                                            MAXINE E. BIZER, TRUSTEE U/T/A
                                            DATED 5/30/89 FBO EMORI B. BIZER

                                            By:
                                            Title:


                                            MAXINE E. BIZER, TRUSTEE U/T/A
                                            DATED 5/30/89 FBO MEREDITH L. BIZER

                                            By:
                                            Title:

                                            ELLEN B. BIZER REVOCABLE TRUST
                                            U/T/A Dated February 22, 1990

                                            By: ________________________________
                                                Ellen B. Bizer, Trustee


                                            LEWIS BIZER IRREVOCABLE TRUST-
                                            ELLEN'S TRUST
                                            By: Bank One Kentucky, Trustee

                                            By: ________________________________
                                            Title: _____________________________



52